   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2003



                                                  REGISTRATION NO. 333-107324


                                                  REGISTRATION NO. 333-107324-01


                                                  REGISTRATION NO. 333-107324-02


                                                  REGISTRATION NO. 333-107324-03


                                                  REGISTRATION NO. 333-107324-04

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

  HERITAGE PROPANE PARTNERS, L.P.                DELAWARE                         73-1493906
      HERITAGE OPERATING, L.P.                   DELAWARE                         73-1495293
       HERITAGE SERVICE CORP.                    DELAWARE                         73-1495294
     HERITAGE-BI STATE, L.L.C.                   DELAWARE                         73-1496351
 HERITAGE ENERGY RESOURCES, L.L.C.               OKLAHOMA                         73-1588029
   (Exact name of each registrant     (State or other jurisdiction of          (I.R.S. Employer
    as specified in its charter)      incorporation or organization)        Identification Number)

                             ---------------------
                       8801 SOUTH YALE AVENUE, SUITE 310
                             TULSA, OKLAHOMA 74137
                                 (918) 492-7272
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                             ---------------------
                              MICHAEL L. GREENWOOD
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        HERITAGE PROPANE PARTNERS, L.P.
                       8801 SOUTH YALE AVENUE, SUITE 310
                             TULSA, OKLAHOMA 74137
                                 (918) 492-7272
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                  JOSHUA DAVIDSON                                     ROBERT A. BURK
                BAKER BOTTS L.L.P.                     DOERNER, SAUNDERS, DANIEL & ANDERSON, L.L.P.
                  ONE SHELL PLAZA                               320 SOUTH BOSTON, SUITE 500
               910 LOUISIANA STREET                             TULSA, OKLAHOMA 74103-3725
             HOUSTON, TEXAS 77002-4995                                (918) 582-1211
                  (713) 229-1234

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


    EACH REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING ANY OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS


                SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2003


                                  $800,000,000

                        HERITAGE PROPANE PARTNERS, L.P.

                                  COMMON UNITS
                                DEBT SECURITIES
                             ---------------------

                            HERITAGE OPERATING, L.P.

                                DEBT SECURITIES
                             ---------------------
                                   6,415,762

                                  COMMON UNITS
                         OFFERED BY SELLING UNITHOLDERS
                             ---------------------
     The following securities may be offered under this prospectus:

     - Common units representing limited partner interests in Heritage Propane Partners, L.P.;

     - Debt securities of Heritage Propane Partners, L.P.; and

     - Debt securities of Heritage Operating, L.P., in an aggregate initial offering price of $800,000,000; and

     - Up to 6,415,762 common units offered by selling unitholders.

     The aggregate initial offering price of the securities that we offer by this prospectus will not exceed $800,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus. The common units are traded on the New York Stock Exchange under the symbol "HPG."

     You should read this prospectus and the prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.


     Investing in our securities involves risk.   You should carefully consider
the risk factors described under "Risk Factors" beginning on page 2 of this prospectus before you make any investment in our securities.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2003.

                               TABLE OF CONTENTS


ABOUT THIS PROSPECTUS.......................................    1
WHO WE ARE..................................................    1
THE SUBSIDIARY GUARANTORS...................................    1
RISK FACTORS................................................    2
FORWARD-LOOKING STATEMENTS..................................   14
USE OF PROCEEDS.............................................   15
RATIO OF EARNINGS TO FIXED CHARGES..........................   15
DESCRIPTION OF THE COMMON UNITS.............................   17
CASH DISTRIBUTION POLICY....................................   24
DESCRIPTION OF THE DEBT SECURITIES..........................   29
SELLING UNITHOLDERS.........................................   39
MATERIAL TAX CONSIDERATIONS.................................   40
INVESTMENT IN US BY EMPLOYEE BENEFIT PLANS..................   54
PLAN OF DISTRIBUTION........................................   55
LEGAL MATTERS...............................................   56
EXPERTS.....................................................   56
WHERE YOU CAN FIND MORE INFORMATION.........................   57


                             ---------------------

     You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, up to $800,000,000 in total aggregate offering price of securities described in this prospectus. In addition, the selling unitholders named in this prospectus may offer and sell up to 6,415,762 common units under this prospectus. This prospectus provides you with a general description of us and the securities offered under this prospectus. Unless otherwise provided in a prospectus supplement, we will not receive any proceeds from sales of common units by the selling unitholders.


     Each time we or a selling unitholder sells securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement also may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and the additional information described below under the heading "Where You Can Find More Information."

     As used in this prospectus, "we," "us" and "our" and similar terms mean either or both of Heritage Propane Partners, L.P. and Heritage Operating, L.P. and their subsidiaries, unless the context indicates otherwise.

                                   WHO WE ARE


     We are a publicly traded Delaware limited partnership formed in conjunction with our initial public offering in June 1996. We are engaged in the retail and wholesale marketing of propane and related appliances and services. We believe that we are the fourth largest retail marketer of propane in the United States, currently serving more than 650,000 customers from nearly 300 customer service locations in 29 states. Our operations extend from coast to coast, with concentrations in the western, upper midwestern, northeastern, and southeastern regions of the United States. U.S. Propane, L.P. serves as our general partner and U.S. Propane, L.L.C. serves as the general partner of U.S. Propane, L.P. We are also a wholesale propane supplier in the southwestern and southeastern United States and in Canada, the latter through participation in M-P Energy Partnership. M-P Energy Partnership is a Canadian partnership in which we own a 60% interest through our subsidiary M-P Oils, Ltd., which is engaged in lower-margin wholesale marketing activities and also supplies our northern U.S. locations. Our operations in the state of Nevada and a portion of California are conducted through a California general partnership, Bi-State Propane, in which we own a 50% interest through our subsidiary Heritage-Bi State, L.L.C.


     We maintain our principal executive offices at 8801 South Yale Avenue, Suite 310, Tulsa, Oklahoma 74137, and our telephone number is (918) 492-7272.

                           THE SUBSIDIARY GUARANTORS


     Heritage Propane Partners, L.P. will, and Heritage Service Corp., Heritage-Bi State, L.L.C. and Heritage Energy Resources, L.L.C. may, unconditionally guarantee any series of debt securities of Heritage Operating, L.P. offered by this prospectus, as set forth in a related prospectus supplement. Heritage Operating, L.P., Heritage Service Corp., Heritage-Bi State, L.L.C. and Heritage Energy Resources, L.L.C. may unconditionally guarantee any series of debt securities of Heritage Propane Partners, L.P. offered by this prospectus, as set forth in a related prospectus supplement. As used in this prospectus, the term "Subsidiary Guarantors" means Heritage Service Corp., Heritage-Bi State, L.L.C. and Heritage Energy Resources, L.L.C. and also includes Heritage Operating, L.P. when discussing subsidiary guarantees of the debt securities of Heritage Propane Partners, L.P. The term "Guarantor" means Heritage Propane Partners, L.P. in its role as guarantor of the debt securities of Heritage Operating, L.P.

                                  RISK FACTORS

     Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Before you invest in our securities, you should consider carefully the following risk factors, together with all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

     If any of the following risks actually were to occur, our business, financial condition or results of operations could be affected materially and adversely. In that case, we may be unable to make distributions to our unitholders or pay interest on, or the principal of, any debt securities, the trading price of our securities could decline and you could lose all or part of your investment.

RISKS INHERENT IN OUR BUSINESS

     SINCE WEATHER CONDITIONS MAY ADVERSELY AFFECT DEMAND FOR PROPANE, OUR FINANCIAL CONDITION IS VULNERABLE TO WARM WINTERS

     Weather conditions have a significant impact on the demand for propane for both heating and agricultural purposes because many of our customers rely heavily on propane as a heating fuel. Typically, we sell approximately two-thirds of our retail propane volume during the peak-heating season of October through March. Our results of operations can be adversely affected by warmer winter weather which results in lower sales volumes. Variations in weather in one or more of the regions where we operate can significantly affect the total volume of propane that we sell and the profits realized on these sales. Agricultural demand for propane is also affected by weather during the harvest season as poor harvests or dry weather reduce demand for propane used in crop drying.

     SUDDEN AND SHARP PROPANE PRICE INCREASES THAT CANNOT BE PASSED ON TO CUSTOMERS MAY ADVERSELY AFFECT OUR PROFIT MARGINS

     The propane industry is a "margin-based" business in which gross profits depend on the excess of sales prices over supply costs. As a result, our profitability is sensitive to changes in energy prices, and in particular, changes in wholesale prices of propane. When there are sudden and sharp increases in the wholesale cost of propane, we may not be able to pass on these increases to our customers through retail or wholesale prices. Propane is a commodity and the price we pay for it can fluctuate significantly in response to changes in supply or other market conditions over which we have no control. In addition, the timing of cost pass-throughs can significantly affect margins. Sudden and extended wholesale price increases could reduce our gross profits and could, if continued over an extended period of time, reduce demand by encouraging our retail customers to conserve or convert to alternative energy sources.

     OUR RESULTS OF OPERATIONS AND OUR ABILITY TO MAKE DISTRIBUTIONS OR PAY INTEREST OR PRINCIPAL ON DEBT SECURITIES COULD BE NEGATIVELY IMPACTED BY PRICE AND INVENTORY RISK AND MANAGEMENT OF THESE RISKS

     We generally attempt to minimize our price and inventory risk by purchasing product on a short-term basis, under supply contracts that typically have a one-year term and at a price that fluctuates based on the prevailing market prices at major delivery points. In order to help ensure adequate supply sources are available during periods of high demand, we may purchase large volumes of propane during periods of low demand or low price, which generally occur during the summer months, for storage in our facilities, at major storage facilities or for future delivery. This strategy may not be effective in limiting our price and inventory risks if, for example, market, weather or other conditions prevent or allocate the delivery of physical product during periods of peak demand. If the market price falls below the price at which we made such purchases, it could adversely affect our profits.

     Some of our propane sales are pursuant to commitments at fixed prices. To mitigate the price risk related to our anticipated sales volumes under the commitments, we may purchase and store physical product and/or enter into fixed price over-the-counter energy commodity forward contracts and options.

Generally, over-the-counter energy commodity forward contracts have terms of less than one year. We enter into such contracts and exercise such options at volume levels that we believe are necessary to manage these commitments. The risk management of our inventory and contracts for the future purchase of product could impair our profitability if the customers do not fulfill their obligations.

     We also engage in other trading activities, and may enter into other types of over-the-counter energy commodity forward contracts and options. These trading activities are based on our management's estimates of future events and prices and are intended to generate a profit. However, if those estimates are incorrect or other market events outside of our control occur, such activities could generate a loss in future periods and potentially impair our profitability.

     WE ARE DEPENDENT ON OUR PRINCIPAL SUPPLIERS, WHICH INCREASES THE RISK OF AN INTERRUPTION IN SUPPLY


     During the first nine months of fiscal 2003, we purchased approximately 28.8% of our propane from Enterprise Products Operating L.P., approximately 13.0% of our propane from Dynegy Liquids Marketing and Trade and approximately 19.0% of our propane from MP Energy, the Canadian partnership in which we own a 60% interest. If supplies from these sources were interrupted, the cost of procuring replacement supplies and transporting those supplies from alternative locations might be materially higher and, at least on a short-term basis, margins could be adversely affected. Supply from Canada is subject to the additional risk of disruption associated with foreign trade such as trade restrictions, shipping delays and political, regulatory and economic instability.


     Historically, a substantial portion of the propane we purchase has originated from one of the industry's major markets located in Mont Belvieu, Texas and has been shipped to us through major common carrier pipelines. Any significant interruption in the service at Mont Belvieu or other major market points, or on the common carrier pipelines we use would adversely affect our ability to obtain propane.

     BECAUSE OF THE HIGHLY COMPETITIVE NATURE OF THE RETAIL PROPANE BUSINESS, WE MAY NOT BE ABLE TO MAINTAIN EXISTING CUSTOMERS OR ACQUIRE NEW CUSTOMERS, WHICH WOULD HAVE AN ADVERSE IMPACT ON OUR OPERATING RESULTS AND FINANCIAL CONDITION

     We compete with a number of large national and regional propane companies, some of whom have greater financial resources than we do, and several thousand small independent propane companies. Because of the relatively low barriers to entry into the retail propane market, there is potential for small independent propane retailers, as well as other companies that may not be engaged in retail propane distribution, to compete with our retail outlets. As a result, we are always subject to the risk of additional competition in the future. Generally, warmer-than-normal weather further intensifies competition. Most of our propane retail branch locations compete with several other marketers or distributors in their service areas. The principal factors influencing competition with other retail marketers are:

     - price,

     - reliability and quality of service,

     - responsiveness to customer needs,

     - safety concerns,

     - long-standing customer relationships,

     - the inconvenience of switching tanks and suppliers, and

     - the lack of growth in the industry.

We can make no assurances that we will be able to compete successfully on the basis of these factors.

     COMPETITION FROM ALTERNATIVE ENERGY SOURCES MAY CAUSE US TO LOSE CUSTOMERS, THEREBY REDUCING OUR REVENUES

     Competition from alternative energy sources has been increasing as a result of reduced regulation of many utilities. Propane is generally not competitive with natural gas in areas where natural gas pipelines already exist because natural gas is a less expensive source of energy than propane. The gradual expansion of natural gas distribution systems and the availability of natural gas in many areas that previously depended upon propane could cause us to lose customers, thereby reducing our revenues. Fuel oil also competes with propane and is generally less expensive than propane. In addition, the successful development and increasing usage of alternative energy sources could adversely affect our operations.

     IF WE DO NOT CONTINUE TO MAKE ACQUISITIONS ON ECONOMICALLY ACCEPTABLE TERMS, OUR FUTURE FINANCIAL PERFORMANCE WILL BE LIMITED

     The propane industry is not a growth industry in part because of increased competition from alternative energy sources. In addition, because of long-standing customer relationships that are typical in the retail propane industry, the inconvenience of switching tanks and suppliers, and propane's higher cost relative to other energy sources, such as natural gas, we may have difficulty in increasing our retail customer base except through acquisitions. Therefore, our ability to grow will depend primarily upon our ability to acquire other retail propane distributors. Any acquisition may involve one or more of the following risks, including:

     - an increase in our indebtedness, which may affect credit ratings and our ability to make distributions to unitholders;

     - the inability to integrate the operations of the acquired business into our existing operations and make cost-saving changes such that the acquisition will be accretive to earnings and distributions to unitholders;

     - the diversion of management's attention from other business concerns;

     - the assumption of unknown liabilities and/or the inability or failure of the sellers to indemnify us under the acquisition agreements; and

     - greater-than-expected loss of customers or employees from the acquired business.


     We are also subject to certain covenants contained in our debt agreements that may restrict our ability to incur debt to finance acquisitions. These covenants require us to maintain certain financial ratios and limit our ability to incur indebtedness, grant liens on our properties or assets, make loans, advances, investments and engage in transactions with affiliates. In addition, to the extent that warm weather or other factors adversely affects our operating and financial results, our access to capital and our acquisition activities may be limited. If we were to acquire a material amount of non-propane assets as part of our expansion strategy, we would face the additional risk of integrating a new line of business into our operations.


     WE ARE SUBJECT TO OPERATING AND LITIGATION RISKS THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS

     Our operations are subject to all operating hazards and risks normally incidental to handling, storing and delivering combustible liquids like propane. As a result, we have been, and are likely to be, a defendant in various legal proceedings arising in the ordinary course of business. Our insurance may not be adequate to protect us from all material expenses related to potential future claims for personal injury and property damage and we may not be able to continue purchasing such levels of insurance at economical prices. In addition, the occurrence of a serious accident involving propane, whether or not we are involved, may have an adverse effect on the public's desire to use propane.

     ENERGY EFFICIENCY AND TECHNOLOGICAL ADVANCES MAY AFFECT THE DEMAND FOR PROPANE AND ADVERSELY AFFECT OUR OPERATING RESULTS


     The national trend toward increased conservation and technological advances, including installation of improved insulation and the development of more efficient furnaces and other heating devices, has decreased the demand for propane by retail customers. Stricter conservation measures in the future or technological advances in heating, conservation, energy generation or other devices could adversely affect our operations.


     DUE TO OUR LACK OF ASSET DIVERSIFICATION, ADVERSE DEVELOPMENTS IN OUR PROPANE BUSINESS WOULD REDUCE OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR UNITHOLDERS

     We rely exclusively on the revenues generated from our propane business. Due to our lack of asset diversification, an adverse development in this business would have a significantly greater impact on our financial condition and results of operations than if we maintained more diverse assets.

RISKS INHERENT IN AN INVESTMENT IN US

     CASH DISTRIBUTIONS ARE NOT GUARANTEED AND MAY FLUCTUATE WITH OUR PERFORMANCE AND OTHER EXTERNAL FACTORS

     The amount of cash we can distribute on our common units or other partnership securities depends upon the amount of cash we generate from our operations. The amount of cash we generate from our operations will fluctuate from quarter to quarter and will depend upon, among other things:

     - the weather in our operating areas;

     - the cost to us of the propane we buy for resale and the prices we receive for our propane;

     - the level of competition from other propane companies and other energy providers; and

     - prevailing economic conditions.

     In addition, the actual amount of cash available for distribution will also depend on other factors, such as:

     - the level of capital expenditures we make;

     - debt service requirements;

     - fluctuations in working capital needs;

     - our ability to borrow under our working capital facility to make distributions; and

     - the amount, if any, of cash reserves established by the general partner in its discretion for the proper conduct of our business.

     Because of all these factors, we may not have sufficient available cash each quarter to be able to pay the minimum quarterly distribution, as defined in our partnership agreement.

     Furthermore, you should be aware that the amount of cash we have available for distribution depends primarily upon our cash flow, including cash flow from financial reserves and working capital borrowings, and is not solely a function of profitability, which will be affected by non-cash items. As a result, we may make cash distributions during periods when we record net losses and may not make cash distributions during periods when we record net income.

     WE MAY SELL ADDITIONAL LIMITED PARTNER INTERESTS, DILUTING EXISTING INTERESTS OF UNITHOLDERS

     Our partnership agreement allows us to issue an unlimited number of additional limited partner interests, including securities senior to the common units, without the approval of the unitholders. The issuance of additional common units or other equity securities will have the following effects:

     - the proportionate ownership interest of our unitholders in us will decrease;

     - the amount of cash available for distribution on each common unit or partnership security may decrease;

     - the relative voting strength of each previously outstanding common unit may be diminished; and

     - the market price of the common units or partnership securities may decline.

     OUR DEBT AGREEMENTS MAY LIMIT OUR ABILITY TO MAKE DISTRIBUTIONS TO UNITHOLDERS AND OUR FINANCIAL FLEXIBILITY


     As of August 31, 2003, we had outstanding $349.9 million in senior secured debt with insurance companies and $51.4 million in secured debt under our bank credit facility. Our current leverage may adversely affect our ability to finance future operations and capital needs, limit our ability to pursue acquisitions and other business opportunities and make our results of operations more susceptible to adverse economic conditions. We may in the future incur additional debt to finance acquisitions or for general business purposes, which could result in a significant increase in our leverage. The payment of principal and interest on our debt will reduce the cash available to make distributions on the common units. We will not be able to make any distributions to our unitholders if there is or will be an event of default under our debt agreements. Our ability to make principal and interest payments depends on future performance, which is subject to many factors, several of which will be outside our control. We have granted liens on substantially all of our personal property (other than vehicles) to secure our existing debt. If an event of default occurs, the secured lenders can foreclose on the collateral.



     The notes and the bank credit facility contain provisions relating to changes in ownership and changes of our general partner. If these provisions are triggered, the outstanding debt may become due. If that happens, we cannot guarantee that we would be able to pay the debt. The general partner and its partners are not prohibited from entering into a transaction that would trigger these change-in-ownership provisions. The notes and the bank credit facility also contain restrictive covenants that limit our ability to incur additional debt and to engage in certain transactions. These covenants require us to maintain certain financial ratios, including the ratios of consolidated funded indebtedness to consolidated EBITDA and consolidated EBITDA to consolidated interest expense, as these terms are defined in our bank credit facility and our various note agreements. These covenants also limit our ability to incur indebtedness, grant liens on our properties or assets, make loans, advances, investments and engage in transactions with affiliates. This could reduce our ability to capitalize on business opportunities that arise. Any new indebtedness could be reasonably expected to have similar or greater restrictions.


     Our ability to access the capital markets for future offerings may be limited by adverse market conditions resulting from, among other things, general economic conditions, contingencies and uncertainties that are difficult to predict and beyond our control. If we are unable to access the capital markets for future offerings, we might be forced to seek extensions for some of our short-term maturities or to refinance some of our debt obligations through bank credit, as opposed to long-term public or private debt securities or equity securities. The price and terms upon which we might receive such extensions or additional bank credit could be more onerous than those contained in our existing debt agreements. Any such arrangements could, in turn, increase the risk that our leverage may adversely affect our future financial and operating flexibility.

     THE GENERAL PARTNER IS NOT ELECTED BY THE UNITHOLDERS AND CANNOT BE REMOVED WITHOUT ITS CONSENT

     Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business, and therefore limited ability to influence management's decisions regarding our business. Unitholders did not elect our general partner and will have no right to elect our general partner on an annual or other continuing basis. Although our general partner has a fiduciary duty to manage us in a manner beneficial to Heritage Propane Partners, L.P. and the unitholders, the directors of our general partner and its general partner, U.S. Propane, L.L.C., have a fiduciary duty to manage the general partner and its general partner in a manner beneficial to the owners of those entities.

     Furthermore, if the unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partner. The general partner generally may not be removed except upon the vote of the holders of 66 2/3% of the outstanding units voting together as a single class, including units owned by the general partner and its affiliates. Because the general partner and its affiliates currently hold approximately 25.7% of all the units, with an additional 11.0% of units held by our officers and directors, it will be difficult to remove the general partner without the consent of the general partner and our affiliates.

     Furthermore, unitholders' voting rights are further restricted by the partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner and its affiliates, cannot be voted on any matter.

     THE CONTROL OF OUR GENERAL PARTNER MAY BE TRANSFERRED TO A THIRD PARTY WITHOUT UNITHOLDER CONSENT

     The general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. Furthermore, there is no restriction in the partnership agreement on the ability of the general partner of our general partner from transferring its general partner interest in our general partner to a third party. Any new owner of the general partner would be in a position to replace the officers of the general partner with its own choices and to control the decisions taken by such officers.

     UNITHOLDERS MAY BE REQUIRED TO SELL THEIR UNITS TO THE GENERAL PARTNER AT AN UNDESIRABLE TIME OR PRICE

     If at any time less than 20% of the outstanding units of any class are held by persons other than the general partner and its affiliates, the general partner will have the right to acquire all, but not less than all, of those units at a price no less than their then-current market price. As a consequence, a unitholder may be required to sell his common units at an undesirable time or price. The general partner may assign this purchase right to any of its affiliates or to us.

     COST REIMBURSEMENTS DUE OUR GENERAL PARTNER MAY BE SUBSTANTIAL AND REDUCE OUR ABILITY TO PAY THE DISTRIBUTIONS TO UNITHOLDERS

     Prior to making any distributions on the units, we will reimburse our general partner for all expenses it has incurred on our behalf. In addition, our general partner and its affiliates may provide us with services for which we will be charged reasonable fees as determined by the general partner. The reimbursement of these expenses and the payment of these fees could adversely affect our ability to make distributions to the unitholders. Our general partner has sole discretion to determine the amount of these expenses and fees.

     UNITHOLDERS MAY HAVE LIABILITY TO REPAY DISTRIBUTIONS

     Under certain circumstances unitholders may have to repay us amounts wrongfully returned or distributed to them. Under Delaware law, we may not make a distribution to you if the distribution causes our liabilities to exceed the fair value of our assets. Liabilities to partners on account of their partnership interests and non-recourse liabilities are not counted for purposes of determining whether a distribution is permitted. Delaware law provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution violated Delaware law will be liable to the limited partnership for the distribution amount for three years from the distribution date. Under Delaware law, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of the assignor to make contributions to the partnership. However, such an assignee is not obligated for liabilities unknown to him at the time he or she became a limited partner if the liabilities could not be determined from the partnership agreement.

     OUR PARTNERSHIP AGREEMENT LIMITS OUR GENERAL PARTNER'S FIDUCIARY DUTIES TO OUR UNITHOLDERS AND RESTRICTS THE REMEDIES AVAILABLE TO UNITHOLDERS FOR ACTIONS TAKEN BY OUR GENERAL PARTNER THAT MIGHT OTHERWISE CONSTITUTE BREACHES OF FIDUCIARY DUTY


     Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that reduce the obligations to which our general partner would otherwise be held by state-law fiduciary duty standards. The following is a summary of the material restrictions contained in our partnership agreement on the fiduciary duties owed by our general partner to the limited partners. Our partnership agreement:


     - permits our general partner to make a number of decisions in its "sole discretion." This entitles our general partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner;

     - provides that our general partner is entitled to make other decisions in its "reasonable discretion";


     - generally provides that affiliated transactions and resolutions of conflicts of interest not involving a required vote of unitholders must be "fair and reasonable" to us and that, in determining whether a transaction or resolution is "fair and reasonable," our general partner may consider the interests of all parties involved, including its own. Unless our general partner has acted in bad faith, the action taken by our general partner shall not constitute a breach of its fiduciary duty; and


     - provides that our general partner and its officers and directors will not be liable for monetary damages to us, our limited partners or assignees for errors of judgment or for any acts or omissions if our general partner and those other persons acted in good faith.

     In order to become a limited partner of our partnership, a common unitholder is required to agree to be bound by the provisions in the partnership agreement, including the provisions discussed above.

     THE GENERAL PARTNER'S ABSOLUTE DISCRETION IN DETERMINING THE LEVEL OF CASH RESERVES MAY ADVERSELY AFFECT OUR ABILITY TO MAKE CASH DISTRIBUTIONS TO OUR UNITHOLDERS

     Our partnership agreement requires the general partner to deduct from operating surplus cash reserves that in its reasonable discretion are necessary to fund our future operating expenditures. In addition, the partnership agreement permits the general partner to reduce available cash by establishing cash reserves for the proper conduct of our business, to comply with applicable law or agreements to which we are a party or to provide funds for future distributions to partners. These cash reserves will affect the amount of cash available for distribution to unitholders.

     OUR GENERAL PARTNER HAS CONFLICTS OF INTEREST AND LIMITED FIDUCIARY RESPONSIBILITIES, WHICH MAY PERMIT OUR GENERAL PARTNER TO FAVOR ITS OWN INTERESTS TO THE DETRIMENT OF UNITHOLDERS


     Our general partner and its affiliates directly and indirectly own an aggregate limited partner interest of approximately 25.6% and our officers and directors own approximately 11.5% of the limited partner interests in us. Conflicts of interest could arise in the future as a result of relationships between our general partner and its affiliates, on the one hand, and us, on the other hand. As a result of these conflicts our general partner may favor its own interests and those of its affiliates over the interests of the unitholders. The nature of these conflicts includes the following considerations:

     - Our general partner may limit its liability and reduce its fiduciary duties, while also restricting the remedies available to unitholders for actions that might, without the limitations, constitute breaches of fiduciary duty. Unitholders are deemed to have consented to some actions and conflicts of interest that might otherwise be deemed a breach of fiduciary or other duties under applicable state law.

     - Our general partner is allowed to take into account the interests of parties in addition to us in resolving conflicts of interest, thereby limiting its fiduciary duties to the unitholders.

     - Our general partner's affiliates are not prohibited from engaging in other businesses or activities, including those in direct competition with us.

     - Our general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings and reserves, each of which can affect the amount of cash that is distributed to unitholders.

     - Our general partner determines whether to issue additional units or other equity securities of us.

     - Our general partner determines which costs are reimbursable by us.

     - Our general partner controls the enforcement of obligations owed to us by it.

     - Our general partner decides whether to retain separate counsel, accountants or others to perform services for us.

     - Our general partner is not restricted from causing us to pay it or its affiliates for any services rendered on terms that are fair and reasonable to us or entering into additional contractual arrangements with any of these entities on our behalf.

     - In some instances our general partner may borrow funds in order to permit the payment of distributions, even if the purpose or effect of the borrowing is to make incentive distributions.

TAX RISKS

     For a general discussion of the expected federal income tax consequences of owning and disposing of common units, see "Material Tax Considerations."

     THE IRS COULD TREAT US AS A CORPORATION FOR TAX PURPOSES, WHICH WOULD SUBSTANTIALLY REDUCE THE CASH AVAILABLE FOR DISTRIBUTION TO UNITHOLDERS

     The anticipated after-tax economic benefit of an investment in our common units depends largely on our being treated as a partnership for federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other matter affecting us.

     If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our income at the corporate tax rate, which is currently a maximum of 35% and we would likely pay state taxes as well. Distributions to unitholders would generally be taxed again as corporate distributions, and none of our income, gains, losses or deductions would flow through to unitholders. Because a tax would be imposed upon us as a corporation, our cash available for distribution to unitholders would be substantially reduced. Therefore, our treatment as a corporation would result in a material reduction in the after-tax return to the unitholders, likely causing a substantial reduction in the value of our common units.

     A change in current law or a change in our business could cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity-level taxation. Our partnership agreement provides that, if a law is enacted or existing law is modified or interpreted in a manner that causes us to be treated as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, then the minimum quarterly distribution and the target distribution levels will be adjusted to reflect that impact on us.

     A SUCCESSFUL IRS CONTEST OF THE FEDERAL INCOME TAX POSITIONS WE TAKE MAY ADVERSELY AFFECT THE MARKET FOR COMMON UNITS AND THE COSTS OF ANY CONTEST WILL BE BORNE BY OUR UNITHOLDERS AND OUR GENERAL PARTNER

     We have not requested a ruling from the IRS with respect to any matter affecting us. The IRS may adopt positions that differ from the conclusions of our counsel expressed in this prospectus or from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain our counsel's conclusions or the positions we take. A court may not concur with some or all of our counsel's conclusions or the positions we take. Any contest with the IRS may materially and adversely affect the market for our common units and the price at which they trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will be indirectly borne by our unitholders and our general partner since such costs will reduce the amount of cash available for distribution.

     UNITHOLDERS MAY BE REQUIRED TO PAY TAXES ON THEIR SHARE OF OUR INCOME EVEN IF THEY DO NOT RECEIVE ANY CASH DISTRIBUTIONS FROM US

     Unitholders will be required to pay federal income taxes and, in some cases, state and local income taxes on their share of our taxable income even if they do not receive any cash distributions from us. Unitholders may not receive cash distributions from us equal to their share of our taxable income or even equal to the actual tax liability that results from the taxation of their share of our taxable income.

     ONLY CALENDAR YEAR TAXPAYERS MAY BECOME PARTNERS

     Only calendar year taxpayers may purchase common units. Any unitholder who is not a calendar year taxpayer will not be admitted to Heritage Propane Partners, L.P. as a partner, will not be entitled to receive distributions or federal income tax allocations from Heritage Propane Partners, L.P. and may only transfer these common units to a purchaser or other transferee.

     TAX GAIN OR LOSS ON DISPOSITION OF COMMON UNITS COULD BE DIFFERENT THAN EXPECTED

     Unitholders who sell common units will recognize gain or loss equal to the difference between the amount realized and their tax basis in those common units. Prior distributions in excess of the total net taxable income allocated for a common unit that decreased a unitholder's tax basis in that common unit will, in effect, become taxable income to the unitholder if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price is less than his original cost. A substantial portion of the amount the unitholder realizes, whether or not representing gain, will likely be ordinary income to the unitholder. Should the IRS successfully contest some positions we take, a unitholder could recognize more gain on the sale of common units than would be the case under those positions, without the benefit of decreased income in prior years. Also, unitholders who sell common units may incur a tax liability in excess of the amount of cash they receive from the sale.

     TAX-EXEMPT ENTITIES, REGULATED INVESTMENT COMPANIES AND FOREIGN PERSONS FACE UNIQUE TAX ISSUES FROM OWNING COMMON UNITS WHICH MAY RESULT IN ADVERSE TAX CONSEQUENCES TO THEM

     Investment in common units by tax-exempt entities, including employee benefit plans and individual retirement accounts (known as IRAs), regulated investment companies (known as mutual funds) and non-U.S. persons raises issues unique to them. For example, virtually all of our income allocated to unitholders who are organizations exempt from federal income tax, may be unrelated business taxable income and will be taxable to them. Very little of our income will be qualifying income to a regulated investment company. Distributions to non-U.S. persons will be reduced by withholding taxes, at the highest effective tax rate applicable to individuals, and non-U.S. persons will be required to file federal income tax returns and generally pay tax on their share of our taxable income.

     OUR REGISTRATION AS A "TAX SHELTER" MAY INCREASE THE RISK OF AN IRS AUDIT OF US OR A UNITHOLDER

     We are registered with the IRS as a "tax shelter." Our tax shelter registration number is 96234000014. As a result, we may be audited by the IRS and tax adjustments could be made. Any unitholder owning less than a 1% profits interest in us has very limited rights to participate in the income tax audit process. Further, any adjustments in our tax returns will lead to adjustments in the unitholders' tax returns and may lead to audits of the unitholders' tax returns and adjustments of items unrelated to us. Unitholders will bear the cost of any expense incurred in connection with an examination of their personal tax returns and will indirectly bear a portion of the cost of an audit of us.

     WE WILL TREAT EACH PURCHASER OF COMMON UNITS AS HAVING THE SAME TAX BENEFITS WITHOUT REGARD TO THE UNITS PURCHASED. THE IRS MAY CHALLENGE THIS TREATMENT, WHICH COULD ADVERSELY AFFECT THE VALUE OF THE UNITS


     Because we cannot match transferors and transferees of common units, we will adopt depreciation and amortization positions that do not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to you. It also could affect the timing of these tax benefits or the amount of gain from the unitholder's sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to the unitholder's tax returns. Please read "Material Tax Considerations -- Tax Consequences of Unit Ownership -- Section 754 Election" and "-- Uniformity of Units."


     UNITHOLDERS LIKELY WILL BE SUBJECT TO STATE AND LOCAL TAXES IN STATES WHERE THEY DO NOT LIVE AS A RESULT OF AN INVESTMENT IN THE UNITS

     In addition to federal income taxes, the unitholders may be subject to other taxes, including state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property now or in the future, even if they do not live in any of those jurisdictions. We presently conduct business in 29 states. In the future, we may acquire property or do business in other states or in foreign jurisdictions. Unitholders may be required to file state and local income tax returns and pay state and local income taxes in some or all of the jurisdictions. Further, unitholders may be subject to penalties for failure to comply with those requirements. It is the responsibility of each unitholder to file all federal, state and local tax returns. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in us.

RISKS RELATING TO THE DEBT SECURITIES

     References in these "Risks Relating to the Debt Securities" to "we," "us," and "our" means Heritage Propane Partners, L.P. and Heritage Operating, L.P.

     HERITAGE PROPANE PARTNERS, L.P. IS A HOLDING COMPANY AND CONDUCTS ITS OPERATIONS THROUGH ITS SUBSIDIARIES AND DEPENDS ON CASH FLOW FROM ITS SUBSIDIARIES TO SERVICE ANY OF ITS DEBT OBLIGATIONS


     Heritage Propane Partners, L.P. conducts all of its operations through its subsidiaries and owns no significant assets other than the ownership interests in these subsidiaries. Therefore, the ability of Heritage Propane Partners, L.P. to make required payments on any debt securities it issues will depend on the performance of Heritage Operating, L.P. and its subsidiaries and their ability to distribute funds to Heritage Propane Partners, L.P. The ability of these subsidiaries to make such distributions may be restricted by, among other things, their debt agreements and applicable state partnership laws and other laws and regulations. Under Heritage Operating, L.P.'s debt agreements, Heritage Operating, L.P. is prohibited from making a distribution to us that would result in a default in its debt agreements. Heritage Operating, L.P. accounts for substantially all of our subsidiaries' outstanding indebtedness. Furthermore, applicable state partnership and limited liability company laws restrict our subsidiaries from making distributions to us that would result in their insolvency. Delaware corporate law also provides that Heritage Service Corp. may only declare dividends either out of its surplus or net profits. If Heritage Propane Partners, L.P. is unable to obtain the funds necessary to pay the principal amount at maturity of its debt securities, or to repurchase its debt securities upon the occurrence of a change of control, Heritage Propane Partners, L.P. may be required to adopt one or more alternatives, such as a refinancing of the debt securities. We cannot assure you that Heritage Propane Partners, L.P. would be able to so refinance its debt securities.

     YOUR RIGHT TO RECEIVE PAYMENTS ON THE SECURITIES IS UNSECURED AND WILL BE EFFECTIVELY SUBORDINATED TO OUR EXISTING AND FUTURE SECURED INDEBTEDNESS AND TO INDEBTEDNESS OF ANY OF OUR SUBSIDIARIES WHO DO NOT GUARANTEE THE SECURITIES


     Any debt securities, including any guarantees, issued by Heritage Propane Partners, L.P., Heritage Operating, L.P. or the Subsidiary Guarantors will be effectively subordinated to the claims of our secured creditors. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of Heritage Propane Partners, L.P., Heritage Operating, L.P. or any Subsidiary Guarantors, their secured creditors would generally have the right to be paid in full before any distribution is made to the holders of the debt securities. Furthermore, if any of our subsidiaries do not guarantee the debt securities, the debt securities will be effectively subordinated to the claims of all creditors, including trade creditors and tort claimants, of those subsidiaries. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to the issuer of the debt securities or the holders of the debt securities. As of August 31, 2003, Heritage Propane Partners, L.P. had no outstanding indebtedness. Heritage Operating, L.P. had outstanding approximately $401 million of secured indebtedness and approximately $21.3 million of unsecured indebtedness. Our other subsidiaries had approximately $300,000 of outstanding indebtedness, all of which is secured.


     A SUBSIDIARY GUARANTEE COULD BE DEEMED TO BE A FRAUDULENT CONVEYANCE UNDER CERTAIN CIRCUMSTANCES, AND A COURT MAY TRY TO SUBORDINATE OR VOID THE SUBSIDIARY GUARANTEES

     Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee by a subsidiary could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent fair value or fair consideration for the incurrence of such guarantee, and

     - was insolvent or rendered insolvent by reason of such incurrence;

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its assets, including contingent liabilities, were greater than the fair saleable value of all of its assets;

     - the present fair saleable value of its assets were less than the amount that would be required to pay its procurable liability, including contingent liabilities, on its existing debts, as they become absolute or mature; or

     - it could not pay its debts as they become due.

     HERITAGE PROPANE PARTNERS, L.P. AND HERITAGE OPERATING, L.P. ARE REQUIRED TO DISTRIBUTE ALL OF THEIR AVAILABLE CASH TO THEIR UNITHOLDERS AND ARE NOT REQUIRED TO ACCUMULATE CASH FOR THE PURPOSE OF MEETING THEIR FUTURE OBLIGATIONS TO HOLDERS OF THEIR DEBT SECURITIES, WHICH MAY LIMIT THE CASH AVAILABLE TO SERVICE THOSE DEBT SECURITIES

     The partnership agreements of Heritage Propane Partners, L.P. and Heritage Operating, L.P. require us to distribute all of our available cash each fiscal quarter to our partners. Available cash is generally defined to mean all cash on hand at the end of the quarter, plus certain working capital borrowings after the end of the quarter, less reserves established by the general partner in its sole discretion to provide for the proper conduct of our business (including reserves for future capital expenditures), to comply with applicable law or agreements, including debt agreements, or to provide funds for future distributions to partners. Depending on the timing and amount of our cash distributions to unitholders and because we are not required to accumulate cash for the purpose of meeting obligations to holders of any debt securities, such distributions could significantly reduce the cash available to us in subsequent periods to make payments on any debt securities.

                           FORWARD-LOOKING STATEMENTS

     Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference contain "forward-looking" statements. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on the current beliefs of our management as well as assumptions made by, and information currently available to, management. Words such as "may," "will," "anticipate," "believe," "expect," "estimate," "intend," "project" and other similar phrases or expressions identify forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

     Although we believe these forward-looking statements to be reasonable, they are based upon a number of assumptions, any or all of which ultimately may prove to be inaccurate. These statements are subject to numerous assumptions, uncertainties and risks including, but not limited to, the following:

     - the general economic conditions in the United States of America as well as the general economic conditions and currencies in foreign countries;

     - the political and economic stability of petroleum producing nations;

     - the effect of weather conditions on demand for propane;

     - the effectiveness of risk-management policies and procedures and the ability of our liquids marketing counterparties to satisfy their financial commitments;

     - energy prices generally and specifically, and the price of propane to the consumer compared to the price of alternative and competing fuels;

     - the general level of petroleum product demand and the availability and price of propane supplies;

     - our ability to obtain adequate supplies of propane for retail sale in the event of an interruption in supply or transportation and the availability of capacity to transport propane to market areas;

     - hazards or operating risks incidental to transporting, storing and distributing propane that may not be fully covered by insurance;

     - the maturity of the propane industry and competition from other propane distributors;

     - energy efficiencies and technological trends;

     - loss of key personnel;

     - the availability and cost of capital and our ability to access certain capital sources;

     - changes in laws and regulations to which we are subject, including tax, environmental, transportation and employment regulations;

     - the costs and effects of legal and administrative proceedings; and

     - our ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to our financial results.


     These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC. For additional information, please read our other current filings with the SEC under the Exchange Act and the Securities Act. Other unknown or unpredictable factors also could have material adverse effects on our future results. You should not put undue reliance on any future-looking statements. When considering forward-looking statements, please review the risk factors described under "Risk Factors" beginning on page 2 of this prospectus.

                                USE OF PROCEEDS

     Unless we specify otherwise in any prospectus supplement, we will use the net proceeds (after the payment of offering expenses and underwriting discounts and commissions) from the sale of securities for general partnership purposes, which may include, among other things:

     - paying or refinancing all or a portion of our indebtedness outstanding at the time; and

     - funding working capital, capital expenditures or acquisitions.

     The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.


     We will not receive any of the proceeds from any sale of common units by the selling unitholders.


                       RATIO OF EARNINGS TO FIXED CHARGES

     In August 2000, Heritage Propane Partners, L.P. acquired all of the propane operations of U.S. Propane, L.P., an entity that was formed when TECO Energy, Inc., AGL Resources, Inc., Piedmont Natural Gas Company, Inc., and Atmos Energy Corporation contributed each company's propane operations, Peoples Gas Company, AGL Propane, Inc., Piedmont Propane Company, and United Cities Propane Gas, Inc., respectively, to U.S. Propane, L.P. in exchange for equity interests in U.S. Propane, L.P. Simultaneously with the transaction, U.S. Propane, L.P. acquired all of the outstanding common stock of our former general partner, Heritage Holdings, Inc., thereby acquiring control of us. The transaction was accounted for as an acquisition using the purchase method of accounting with Peoples Gas Company being treated as the acquiror for accounting purposes as a result of Peoples Gas Company being the acquiror in the transaction that formed U.S. Propane, L.P. However, Heritage Propane Partners, L.P. is the surviving entity for legal purposes.

     Because the fiscal year of Heritage Propane Partners, L.P. ended on August 31 and Peoples Gas Company had a fiscal year-end of December 31, the eight-month period ended August 31, 2000 was treated as a transition period under the rules of the Securities and Exchange Commission and is presented separately below. However, we continue to have an August 31 fiscal year-end.

     The table below sets forth the ratio of earnings to fixed charges of Heritage Propane Partners, L.P. and subsidiaries on a consolidated basis for the periods indicated. The ratio of earnings to fixed charges presented below for the years ending December 31, 1997, 1998 and 1999 includes information with respect to Heritage Propane Partners, L.P. (formerly Peoples Gas). The ratio of earnings to fixed charges presented below for the eight months ended August 31, 2000 includes information with respect to Heritage Propane Partners, L.P. (formerly Peoples Gas), and beginning August 10, 2000 the propane operations of U.S. Propane, L.P. and Heritage Propane Partners, L.P. (Predecessor Heritage).

RATIO OF EARNINGS TO FIXED CHARGES (FORMERLY PEOPLES GAS):

                                                                                      EIGHT                       NINE
                                                                                      MONTHS                     MONTHS
                                                                                      ENDED       YEAR ENDED      ENDED
                                                        YEAR ENDED DECEMBER 31,     AUGUST 31,    AUGUST 31,     MAY 31,
                                                       --------------------------   ----------   -------------   -------
                                                        1997     1998      1999        2000      2001    2002     2003
                                                       ------   -------   -------   ----------   -----   -----   -------
Ratio of Earnings to Fixed Charges...................   76.38x   436.37x   242.25x      (A)       1.53x   1.12x    2.73x

---------------

(A) Earnings for the eight months ended August 31, 2000, were insufficient to cover fixed charges by $3.5 million.

     The table below sets forth the ratio of earnings to fixed charges of Heritage Propane Partners, L.P. and subsidiaries (Predecessor Heritage) on a consolidated basis for the periods indicated and does not include information with respect to Peoples Gas or the propane operations of U.S. Propane, L.P. during those periods (which were prior to the acquisition of U.S. Propane, L.P., by Heritage Propane Partners, L.P.).

RATIO OF EARNINGS TO FIXED CHARGES (PREDECESSOR HERITAGE):

                                                                               PERIOD
                                                               YEAR ENDED       ENDED
                                                               AUGUST 31,     AUGUST 9,
                                                              -------------   ---------
                                                              1998    1999      2000
                                                              -----   -----   ---------
Ratio of Earnings to Fixed Charges..........................   1.57x   1.58x     1.35x

     For these ratios, "earnings" is the amount resulting from adding the following items:

     - pre-tax income from continuing operations, before minority interest and equity in earnings of affiliates;

     - distributed income of equity investees; and

     - fixed charges.

     The term "fixed charges" means the sum of the following:

     - interest expensed;

     - amortized debt issuance costs; and

     - estimated interest element of rentals.

                        DESCRIPTION OF THE COMMON UNITS


     Our common units represent limited partner interests that entitle the holders to participate in our cash distributions and to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units and our general partner in and to cash distributions, see "Cash Distribution Policy." For a general discussion of the expected federal income tax consequences of owning and disposing of common units, see "Material Tax Considerations." References in this "Description of the Common Units" to "we," "us" and "our" mean Heritage Propane Partners, L.P.


NUMBER OF UNITS


     We currently have 18,014,729 common units outstanding, of which 11,336,448 are held by the public, 4,606,944 are held by our general partner or its affiliates, and 2,071,337 are held by our officers and directors. The common units represent an aggregate 98.0% limited partner interest. Our general partner owns an aggregate 2.0% general partner interest in Heritage Propane Partners, L.P. and Heritage Operating, L.P.


     Our common units represent limited partner interests in us and entitle the holders thereof to participate in distributions and exercise the rights and privileges available to our limited partners under our partnership agreement. A copy of the partnership agreement of Heritage Propane Partners, L.P. is filed as an exhibit to this registration statement of which this prospectus is a part.

ISSUANCE OF ADDITIONAL SECURITIES

     Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and rights to buy partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion, without the approval of the unitholders. Any such additional partnership securities may be senior to the common units.

     It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

     In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, in the sole discretion of the general partner, have special voting rights to which the common units are not entitled.


     Upon issuance of additional partnership securities, our general partner will be required to make additional capital contributions to the extent necessary to maintain its 2.0% general partner interest in us. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than the general partner and its affiliates, to the extent necessary to maintain its percentage interest, including its interest represented by common units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership securities.


     The following matters require the approval of the majority of the outstanding common units, including the common units owned by the general partner and its affiliates:

     - a merger of our partnership;

     - a sale or exchange of all or substantially all of our assets;

     - dissolution or reconstitution of our partnership upon dissolution;

     - certain amendments to the partnership agreement;

     - the transfer to another person of our general partner interest before June 30, 2006 or the incentive distribution rights at any time, except for transfers to affiliates of the general partner or transfers in connection with the general partner's merger or consolidation with or into, or sale of all or substantially all of its assets to, another person; and

     - the withdrawal of the general partner prior to June 30, 2006 in a manner that would cause the dissolution of our partnership.

     The removal of our general partner requires the approval of not less than 66 2/3% of all outstanding units, including units held by our general partner and its affiliates. Any removal is subject to the election of a successor general partner by the holders of a majority of the outstanding common units, including units held by our general partner and its affiliates.

AMENDMENTS TO OUR PARTNERSHIP AGREEMENT


     Amendments to our partnership agreement may be proposed only by our general partner. Certain amendments require the approval of a majority of the outstanding common units, including common units owned by the general partner and its affiliates. Any amendment that materially and adversely affects the rights or preferences of any class of partnership interests in relation to other classes of partnership interests will require the approval of at least a majority of the class of partnership interests so affected. Our general partner may make amendments to the partnership agreement without unitholder approval to reflect:



     - a change in our name, the location of our principal place of business or our registered agent or office;



     - the admission, substitution, withdrawal or removal of partners;



     - a change to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability or to ensure that neither we nor our operating partnership will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;



     - a change that does not affect our unitholders in any material respect;



     - a change to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute, (ii) facilitate the trading of common units or comply with any rule, regulation, guideline or requirement of any national securities exchange on which the common units are or will be listed for trading, (iii) that is necessary or advisable in connection with action taken by our general partner with respect to subdivision and combination of our securities or (iv) that is required to effect the intent expressed in our partnership agreement;



     - a change in our fiscal year or taxable year and any changes that are necessary or advisable as a result of a change in our fiscal year or taxable year;



     - an amendment that is necessary to prevent us, or our general partner or its directors, officers, trustees or agents from being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended;



     - an amendment that is necessary or advisable in connection with the authorization or issuance of any class or series of our securities;



     - any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;



     - an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with our partnership agreement;

     - an amendment that is necessary or advisable to reflect, account for and deal with appropriately our formation of, or investment in, any corporation, partnership, joint venture, limited liability company or other entity other than our operating partnership, in connection with our conduct of activities permitted by our partnership agreement;



     - a merger or conveyance to effect a change in our legal form; or



     - any other amendment substantially similar to the foregoing.



WITHDRAWAL OR REMOVAL OF OUR GENERAL PARTNER



     Our general partner has agreed not to withdraw voluntarily as our general partner prior to June 30, 2006 without obtaining the approval of the holders of a majority of our outstanding common units, excluding those held by our general partner and its affiliates, and furnishing an opinion of counsel stating that such withdrawal (following the selection of the successor general partner) would not result in the loss of the limited liability of any of our limited partners or of the limited partner of our operating partnership or cause us or our operating partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such).



     On or after June 30, 2006, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our partnership agreement. In addition, our general partner may withdraw without unitholder approval upon 90 days' notice to our limited partners if at least 50% of our outstanding common units are held or controlled by one person and its affiliates other than our general partner and its affiliates.



     Upon the voluntary withdrawal of our general partner, the holders of a majority of our outstanding common units, excluding the common units held by the withdrawing general partner and its affiliates, may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 90 days after that withdrawal, the holders of a majority of our outstanding units, excluding the common units held by the withdrawing general partner and its affiliates, agree to continue our business and to appoint a successor general partner. Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than two-thirds of our outstanding units, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of this kind is also subject to the approval of a successor general partner by the vote of the holders of the majority of our outstanding common units, including those held by our general partner and its affiliates.



     While our partnership agreement limits the ability of our general partner to withdraw, it allows the general partner interest to be transferred to an affiliate or to a third party in conjunction with a merger or sale of all or substantially all of the assets of our general partner. In addition, our partnership agreement expressly permits the sale, in whole or in part, of the ownership of our general partner. Our general partner may also transfer, in whole or in part, any common units it owns.



LIQUIDATION AND DISTRIBUTION OF PROCEEDS



     Upon our dissolution, unless we are reconstituted and continue as a new limited partnership, the person authorized to wind up our affairs (the liquidator) will, acting with all the powers of our general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate our assets. The proceeds of the liquidation will be applied as follows:



     - first, towards the payment of all of our creditors and the creation of a reserve for contingent liabilities; and



     - then, to all partners in accordance with the positive balance in their respective capital accounts.

     Under some circumstances and subject to some limitations, the liquidator may defer liquidation or distribution of our assets for a reasonable period of time. If the liquidator determines that a sale would be impractical or would cause a loss to our partners, our general partner may distribute assets in kind to our partners.


LIMITED CALL RIGHT

     If at any time less than 20% of the outstanding common units of any class are held by persons other than our general partner and its affiliates, our general partner will have the right to acquire all, but not less than all, of those common units at a price no less than their then-current market price. As a consequence, a unitholder may be required to sell his common units at an undesirable time or price. Our general partner may assign this purchase right to any of its affiliates or us.


INDEMNIFICATION



     Under our partnership agreement, in most circumstances, we will indemnify our general partner, its affiliates and their officers and directors to the fullest extent permitted by law, from and against all losses, claims or damages any of them may suffer by reason of their status as general partner, officer or director, as long as the person seeking indemnity acted in good faith and in a manner believed to be in or not opposed to our best interest. Any indemnification under these provisions will only be out of our assets. Our general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to us to effectuate any indemnification. We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.


LISTING

     Our outstanding common units are listed on the New York Stock Exchange
(NYSE) under the symbol "HPG." Any additional common units we issue also will be listed on the NYSE.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common units is American Stock Transfer & Trust Company.

TRANSFER OF COMMON UNITS

     Each purchaser of common units offered by this prospectus must execute a transfer application. By executing and delivering a transfer application, the purchaser of common units:

     - becomes the record holder of the common units and is an assignee until admitted into our partnership as a substituted limited partner;

     - automatically requests admission as a substituted limited partner in our partnership;

     - agrees to be bound by the terms and conditions of, and executes, our partnership agreement;

     - represents that such person has the capacity, power and authority to enter into the partnership agreement;

     - grants to our general partner the power of attorney to execute and file documents required for our existence and qualification as a limited partnership, the amendment of the partnership agreement, our dissolution and liquidation, the admission, withdrawal, removal or substitution of partners, the issuance of additional partnership securities and any merger or consolidation of the partnership.



     - makes the consents and waivers contained in the partnership agreement, including the waiver of the fiduciary duties of the general partner to unitholders as described in "Risk Factors -- Risks Inherent in an Investment in Us -- Our partnership agreement limits our general partner's fiduciary duties to our unitholders and restricts the remedies available to unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty."



     An assignee will become a substituted limited partner of our partnership for the transferred common units upon the consent of our general partner and the recording of the name of the assignee on our books and records. Although the general partner has no current intention of doing so, it may withhold its consent in its sole discretion. An assignee who is not admitted as a limited partner will remain an assignee. An assignee is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. Furthermore, our general partner will vote and exercise other powers attributable to common units owned by an assignee at the written direction of the assignee.


     Transfer applications may be completed, executed and delivered by a purchaser's broker, agent or nominee. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holders' rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

     Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired, the purchaser has the right to request admission as a substituted limited partner in our partnership for the purchased common units. A purchaser of common units who does not execute and deliver a transfer application obtains only:

     - the right to assign the common unit to a purchaser or transferee; and

     - the right to transfer the right to seek admission as a substituted limited partner in our partnership for the purchased common units.

     Thus, a purchaser of common units who does not execute and deliver a transfer application:

     - will not receive cash distributions or federal income tax allocations, unless the common units are held in a nominee or "street name" account and the nominee or broker has executed and delivered a transfer application; and

     - may not receive some federal income tax information or reports furnished to record holders of common units.

     Until a common unit has been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or NYSE regulations.

STATUS AS LIMITED PARTNER OR ASSIGNEE

     Except as described under "-- Limited Liability," the common units will be fully paid, and the unitholders will not be required to make additional capital contributions to us.

LIMITED LIABILITY

     Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right or exercise of the right by the limited partners as a group:

     - to remove or replace the general partner;

     - to approve some amendments to our partnership agreement; or

     - to take other action under our partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under Delaware law, to the same extent as the general partner. This liability would extend to persons who transact business with us and who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we have found no precedent for this type of a claim in Delaware case law.

     Under the Delaware Act, a limited partnership may not make a distribution to a partner if after the distribution all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of our partnership, exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to our partnership, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and which could not be ascertained from our partnership agreement.

     Our subsidiaries currently conduct business in 29 states: Alabama, Arizona, California, Colorado, Delaware, Florida, Georgia, Idaho, Kentucky, Massachusetts, Michigan, Minnesota, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Washington and Wyoming. To maintain the limited liability for Heritage Propane Partners, L.P., as the holder of a 98.9899% limited partner interest in Heritage Operating, L.P., we may be required to comply with legal requirements in the jurisdictions in which Heritage Operating, L.P. conducts business, including qualifying our subsidiaries to do business there. Limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in many jurisdictions. If it were determined that we were, by virtue of our limited partner interest in Heritage Operating, L.P. or otherwise, conducting business in any state without compliance with the applicable limited partnership statute, or that our right or the exercise of our right to remove or replace Heritage Operating, L.P.'s general partner, to approve some amendments to Heritage Operating, L.P.'s partnership agreement, or to take other action under Heritage Operating, L.P.'s partnership agreement constituted "participation in the control" of Heritage Operating, L.P.'s business for purposes of the statutes of any relevant jurisdiction, then we could be held personally liable for Heritage Operating, L.P.'s obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner as our general partner considers reasonable and necessary or appropriate to preserve our limited liability.

MEETINGS; VOTING

     Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, shall be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our general partner on behalf of non-citizen assignees, our general partner shall distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

     Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units as would be necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum shall be the greater percentage.

     Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. However, if at any time any person or group, other than our general partner and its affiliates, owns, in the aggregate, beneficial ownership of 20% or more of the common units then outstanding, the person or group will lose voting rights on all of its common units and its common units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

     Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

BOOKS AND REPORTS

     Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. Reporting for tax purposes is done on a calendar year basis.

     We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

     We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

     Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

     - a current list of the name and last known address of each partner;

     - a copy of our tax returns;

     - information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

     - copies of our partnership agreement, the certificate of limited partnership of the partnership, related amendments and powers of attorney under which they have been executed;

     - information regarding the status of our business and financial condition; and

     - any other information regarding our affairs as is just and reasonable.

     Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

                            CASH DISTRIBUTION POLICY

DISTRIBUTIONS OF AVAILABLE CASH

     References in this "Cash Distribution Policy" to "we," "us" and "our" mean Heritage Propane Partners, L.P.

     General. We will distribute all of our "available cash" to our unitholders and our general partner within 45 days following the end of each fiscal quarter.

     Definition of Available Cash. Available cash is defined in our partnership agreement and generally means, with respect to any calendar quarter, all cash on hand at the end of such quarter:

     - less the amount of cash reserves that are necessary or appropriate in the reasonable discretion of the general partner to:

      - provide for the proper conduct of our business;

      - comply with applicable law or any debt instrument or other agreement (including reserves for future capital expenditures and for our future credit needs); or

      - provide funds for distributions to unitholders and our general partner in respect of any one or more of the next four quarters;

     - plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under our credit facilities and in all cases are used solely for working capital purposes or to pay distributions to partners.

OPERATING SURPLUS AND CAPITAL SURPLUS

     General. All cash distributed to unitholders will be characterized as either "operating surplus" or "capital surplus." We distribute available cash from operating surplus differently than available cash from capital surplus.

     Definition of Operating Surplus. Operating surplus for any period generally means:

     - our cash balance on the closing date of our initial public offering; plus

     - $10.0 million (as described below); plus

     - all of our cash receipts since the closing of our initial public offering, excluding cash from interim capital transactions such as borrowings that are not working capital borrowings, sales of equity and debt securities and sales or other dispositions of assets outside the ordinary course of business; plus

     - working capital borrowings made after the end of a quarter but before the date of determination of operating surplus for the quarter; less

     - all of our operating expenditures after the closing of our initial public offering, including the repayment of working capital borrowings, but not the repayment of other borrowings, and including maintenance capital expenditures; less

     - the amount of cash reserves that the general partner deems necessary or advisable to provide funds for future operating expenditures.

     Definition of Capital Surplus. Generally, capital surplus will be generated only by:

     - borrowings other than working capital borrowings;

     - sales of debt and equity securities; and

     - sales or other disposition of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirements or replacements of assets.


     Characterization of Cash Distributions. We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes $10.0 million in addition to our cash balance on the closing date of our initial public offering, cash receipts from our operations and cash from working capital borrowings. This amount does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to $10.0 million of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities, and long-term borrowings, that would otherwise be distributed as capital surplus. We have not made, and we anticipate that we will not make, any distributions from capital surplus.



INCENTIVE DISTRIBUTION RIGHTS



     Incentive distribution rights represent the contractual right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution has been paid. Please read "-- Distributions of Available Cash from Operating Surplus" below. The general partner owns all of the incentive distribution rights, except that in conjunction with the August 2000 transaction with U.S. Propane, L.P., we issued 1,000,000 class C units to Heritage Holdings, Inc., our general partner at that time, in conversion of that portion of Heritage Holdings, Inc.'s incentive distribution rights that entitled it to receive any distribution made by us of funds attributable to the net amount received by us in connection with the settlement, judgment, award or other final nonappealable resolution of the litigation filed by us against SCANA Corporation, Cornerstone Ventures, L.P. and Suburban Propane, L.P. Any amount payable on the class C units in the future will reduce the amount otherwise distributable to holders of incentive distribution rights at the time the distribution of such litigation proceeds is made and will not reduce the amount distributable to holders of common units. No payments to date have been made on the class C units.



DISTRIBUTIONS OF AVAILABLE CASH FROM OPERATING SURPLUS


     We will make distributions of available cash from operating surplus for any quarter in the following manner:

     - First, 98% to all unitholders, pro rata, and 2% to the general partner, until all unitholders have received $0.50 per unit for such quarter (the "minimum quarterly distribution");

     - Second, 98% to all unitholders, pro rata, and 2% to the general partner, until all unitholders have received $0.55 per unit for such quarter (the "first target distribution");

     - Third, 85% to all unitholders, pro rata, 13% to the holders of incentive distribution rights, pro rata, and 2% to the general partner, until all unitholders have received $0.635 per unit for such quarter (the "second target distribution");
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

     - Fourth, 75% to all unitholders, pro rata, 23% to the holders of incentive distribution rights, pro rata, and 2% to the general partner, until all unitholders have received $0.825 per unit for such quarter (the "third target distribution"); and

     - Fifth, thereafter, 50% to all unitholders, pro rata, 48% to the holders of incentive distribution rights, pro rata, and 2% to the general partner.


DISTRIBUTIONS OF AVAILABLE CASH FROM CAPITAL SURPLUS


     We will make distributions of available cash from capital surplus, if any, in the following manner:

     - First, 98% to all unitholders, pro rata, and 2% to the general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to the initial public offering price;

     - Thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

     Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the "unrecovered capital." Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered capital. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for the general partner to receive incentive distributions. However, any distribution of capital surplus before the unrecovered capital is reduced to zero cannot be applied to the payment of the minimum quarterly distribution.

     Once we distribute capital surplus on a unit in an amount equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels to zero. We will then make all future distributions from operating surplus, with 50% being paid to the holders of units, 48% to the holders of the incentive distribution rights and 2% to the general partner.

ADJUSTMENT TO THE MINIMUM QUARTERLY DISTRIBUTION AND TARGET DISTRIBUTION LEVELS

     In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

     - the minimum quarterly distribution;

     - the target distribution levels; and

     - unrecovered capital.

     For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered capital would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.

     In addition, if legislation is enacted or if existing law is modified or interpreted in a manner that causes us to become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the minimum quarterly distribution and the target distribution levels by multiplying the same by one minus the sum of the highest marginal federal corporate income tax rate that could apply and any increase in the effective overall state and local income tax rates.

DISTRIBUTIONS OF CASH UPON LIQUIDATION

     General. If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

     Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of the general partner.

     Manner of Adjustments for Gain. The manner of the adjustment for gain is set forth in our partnership agreement in the following manner:

     - First, to the general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

     - Second, 98% to the common unitholders, pro rata, and 2% to the general partner, until the capital account for each common unit is equal to the sum of:

      - the unrecovered capital; and

      - the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

     - Third, 98% to all unitholders, pro rata, and 2% to the general partner, until we allocate under this paragraph an amount per unit equal to:

      - the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less

      - the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98% to the unitholders, pro rata, and 2% to the general partner, for each quarter of our existence;

     - Fourth, 85% to all unitholders, pro rata, 13% to the holders of the incentive distribution rights, pro rata, and 2% to the general partner, until we allocate under this paragraph an amount per unit equal to:

      - the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less

      - the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85% to the unitholders, pro rata, 13% to the holders of the incentive distribution rights, pro rata, and 2% to the general partner for each quarter of our existence;

     - Fifth, 75% to all unitholders, pro rata, 23% to the holders of the incentive distribution rights, pro rata, and 2% to the general partner, until we allocate under this paragraph an amount per unit equal to:

      - the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less

      - the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75% to the unitholders, pro rata, 23% to the holders of the incentive distribution rights, pro rata, and 2% to the general partner for each quarter of our existence; and

     - Sixth, thereafter, 50% to all unitholders, pro rata, 48% to the holders of the incentive distribution rights, pro rata, and 2% to the general partner.

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

     Manner of Adjustments for Losses. Upon our liquidation, we will generally allocate any loss to the general partner and the unitholders in the following manner:

     - First, 98% to the holders of common units in proportion to the positive balances in their capital accounts and 2% to the general partner, until the capital accounts of the common unitholders have been reduced to zero; and

     - Second, thereafter, 100% to the general partner.

     Adjustments to Capital Accounts upon the Issuance of Additional Units. We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the general partner's capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

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

                       DESCRIPTION OF THE DEBT SECURITIES

     Heritage Propane Partners, L.P. may issue senior debt securities on a senior unsecured basis under an indenture among Heritage Propane Partners, L.P., as issuer, the Subsidiary Guarantors, if any, and a trustee that we will name in the related prospectus supplement. We refer to this indenture as the Heritage Propane senior indenture. Heritage Propane Partners, L.P. may also issue subordinated debt securities under an indenture to be entered into among Heritage Propane Partners, L.P., the Subsidiary Guarantors, if any, and the trustee. We refer to this indenture as the Heritage Propane subordinated indenture.

     Heritage Operating, L.P. may issue senior debt securities on a senior unsecured basis under an indenture among Heritage Operating, L.P., as issuer, Heritage Propane Partners, L.P., as Guarantor, the Subsidiary Guarantors, if any, and a trustee that we will name in the related prospectus supplement. We refer to this indenture as the Heritage Operating senior indenture. Heritage Operating, L.P. may also issue subordinated debt securities under an indenture to be entered into among Heritage Operating, L.P., the Guarantor, the Subsidiary Guarantors, if any, and the trustee. We refer to this indenture as the Heritage Operating subordinated indenture.

     We refer to the Heritage Propane senior indenture, the Heritage Operating senior indenture, the Heritage Propane subordinated indenture and the Heritage Operating subordinated indenture collectively as the indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act.

     We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the form of senior indentures and the form of subordinated indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

     References in this "Description of the Debt Securities" to "we," "us" and "our" mean Heritage Propane Partners, L.P. and Heritage Operating, L.P. References in this prospectus to an "indenture" refer to the particular indenture under which we issue a series of debt securities.

PROVISIONS APPLICABLE TO EACH INDENTURE

     General.  Any series of debt securities:

     - will be general obligations of the issuer;

     - will be general obligations of the Guarantor if they are guaranteed by the Guarantor;

     - will be general obligations of the Subsidiary Guarantors if they are guaranteed by the Subsidiary Guarantors; and

     - may be subordinated to the Senior Indebtedness of Heritage Propane Partners, L.P., Heritage Operating, L.P. and the Subsidiary Guarantors.

     The indentures do not limit the amount of debt securities that may be issued under any indenture, and do not limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

     No indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

     Terms. We will prepare a prospectus supplement and either a supplemental indenture, or authorizing resolutions of the board of directors of our general partner's general partner, accompanied by an officers' certificate, relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

     - whether the debt securities will be senior or subordinated debt securities;

     - the form and title of the debt securities of that series;

     - the total principal amount of the debt securities of that series;

     - whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

     - the date or dates on which the principal of and any premium on the debt securities of that series will be payable;

     - any interest rate which the debt securities of that series will bear, the date from which interest will accrue, interest payment dates and record dates for interest payments;

     - any right to extend or defer the interest payment periods and the duration of the extension;

     - whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

     - whether debt securities are entitled to the benefits of any guarantee of any Subsidiary Guarantor;

     - the place or places where payments on the debt securities of that series will be payable;

     - any provisions for optional redemption or early repayment;

     - any provisions that would require the redemption, purchase or repayment of debt securities;

     - the denominations in which the debt securities will be issued;

     - whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

     - the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

     - any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

     - any changes or additions to the events of default or covenants described in this prospectus;

     - any restrictions or other provisions relating to the transfer or exchange of debt securities;

     - any terms for the conversion or exchange of the debt securities for our other securities or securities of any other entity;

     - any changes to the subordination provisions for the subordinated debt securities; and

     - any other terms of the debt securities of that series.

     This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

     We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

     If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
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

     Guarantee of Heritage Propane Partners, L.P. Heritage Propane Partners, L.P. will fully, irrevocably and unconditionally guarantee on an unsecured basis all series of debt securities of Heritage Operating, L.P., and will execute a notation of guarantee as further evidence of its guarantee. As used in this prospectus, the term "Guarantor" means Heritage Propane Partners, L.P. in its role as guarantor of the debt securities of Heritage Operating, L.P. The applicable prospectus supplement will describe the terms of any guarantee by Heritage Propane Partners, L.P.

     If a series of senior debt securities of Heritage Operating, L.P. is so guaranteed, Heritage Propane Partners, L.P.'s guarantee of the senior debt securities will be Heritage Propane Partners, L.P.'s unsecured and unsubordinated general obligation, and will rank on a parity with all of Heritage Propane Partners, L.P.'s other unsecured and unsubordinated indebtedness. If a series of subordinated debt securities of Heritage Operating, L.P. is so guaranteed, Heritage Propane Partners, L.P.'s guarantee of the subordinated debt securities will be Heritage Propane Partners, L.P.'s unsecured general obligation and will be subordinated to all of Heritage Propane Partners, L.P.'s other unsecured and unsubordinated indebtedness.

     The Subsidiary Guarantees. The Subsidiary Guarantors may fully, irrevocably and unconditionally guarantee on an unsecured basis all series of debt securities of Heritage Propane Partners, L.P. or Heritage Operating, L.P., and will execute a notation of guarantee as further evidence of their guarantee. The term "Subsidiary Guarantors" means Heritage Service Corp., Heritage-Bi State, L.L.C. and Heritage Energy Resources, L.L.C. and also includes Heritage Operating, L.P. when discussing subsidiary guarantees of the debt securities of Heritage Propane Partners, L.P. The applicable prospectus supplement will describe the terms of any guarantee by the Subsidiary Guarantors.

     If a series of senior debt securities of Heritage Propane Partners, L.P. or Heritage Operating, L.P. is so guaranteed, the Subsidiary Guarantors' guarantee of the senior debt securities will be the Subsidiary Guarantors' unsecured and unsubordinated general obligation, and will rank on a parity with all of the Subsidiary Guarantors' other unsecured and unsubordinated indebtedness. If a series of subordinated debt securities of Heritage Propane Partners, L.P. or Heritage Operating, L.P. is so guaranteed, the Subsidiary Guarantors' guarantee of the subordinated debt securities will be the Subsidiary Guarantors' unsecured general obligation and will be subordinated to all of the Subsidiary Guarantors' other unsecured and unsubordinated indebtedness.

     The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

     - all other contingent and fixed liabilities of the Subsidiary Guarantor;
       and

     - any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

     The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below in "-- Defeasance," then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the indentures, and to the extent not otherwise prohibited by the indentures, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

     - automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

     - automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

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

     - following delivery of a written notice by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money for a purchase money obligation or for a guarantee of either, except for any series of debt securities.

     Consolidation, Merger and Sale of Assets. The indentures generally permit a consolidation or merger involving Heritage Propane Partners, L.P., Heritage Operating, L.P. or the Subsidiary Guarantors. They also permit Heritage Propane Partners, L.P., Heritage Operating, L.P. or the Subsidiary Guarantors, as applicable, to lease, transfer or dispose of all or substantially all of its assets. Each of Heritage Propane Partners, L.P., Heritage Operating, L.P. and the Subsidiary Guarantors has agreed, however, that it will not consolidate with or merge into any entity (other than Heritage Propane Partners, L.P., Heritage Operating, L.P. or a Subsidiary Guarantor, as applicable) or lease, transfer or dispose of all or substantially all of its assets to any entity (other than Heritage Propane Partners, L.P., Heritage Operating, L.P. or a Subsidiary Guarantor, as applicable) unless:

     - it is the continuing entity; or

     - if it is not the continuing entity, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the indentures; and

     - in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

     Upon any such consolidation, merger or asset lease, transfer or disposition involving Heritage Propane Partners, L.P., Heritage Operating, L.P. or the Subsidiary Guarantors, the resulting entity or transferee will be substituted for Heritage Propane Partners, L.P., Heritage Operating, L.P. or the Subsidiary Guarantors, as applicable, under the applicable indenture and debt securities. In the case of an asset transfer or disposition other than a lease, Heritage Propane Partners, L.P. or the Subsidiary Guarantors, as applicable, will be released from the applicable indenture.

     Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

     - failure to pay interest on that series of debt securities for 30 days when due;

     - default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

     - default in the payment of any sinking fund payment on any debt securities of that series when due;

     - failure by us or, if the series of debt securities is guaranteed by the Guarantor or any Subsidiary Guarantors, by such Guarantor or Subsidiary Guarantor, to comply for 60 days after notice with the other agreements contained in the indentures, any supplement to the indentures or any board resolution authorizing the issuance of that series;

     - failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

     - certain events of bankruptcy, insolvency or reorganization of us or, if the series of debt securities is guaranteed by the Guarantor or any Subsidiary Guarantor, of the Guarantor and/or any such Subsidiary Guarantor;

     - if the series of debt securities is guaranteed by the Guarantor and/or any Subsidiary Guarantor:

      - any of the guarantees ceases to be in full force and effect, except as otherwise provided in the indentures;

      - any of the guarantees is declared null and void in a judicial proceeding; or

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

      - the Guarantor or any Subsidiary Guarantor denies or disaffirms its obligations under the indentures or its guarantee; and

     - any other event of default provided for in that series of debt securities.

     A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

     If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

     A holder of a debt security of any series issued under each indenture may pursue any remedy under that indenture only if:

     - the holder gives the trustee written notice of a continuing event of default for that series;

     - the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

     - the holders offer to the trustee indemnity satisfactory to the trustee;

     - the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

     - during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

     In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

     - conducting any proceeding for any remedy available to the trustee; and

     - exercising any trust or power conferred upon the trustee relating to or arising as a result of an event of default.

     Under each of the indentures we are required to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

     Modification and Waiver. Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

     - reduce the amount of debt securities whose holders must consent to an amendment, a supplement or a waiver;

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

     - reduce the rate of or change the time for payment of interest on the debt security;

     - reduce the principal of the debt security or change its stated maturity;

     - reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

     - change any obligation to pay additional amounts on the debt security;

     - make payments on the debt security payable in currency other than as originally stated in the debt security;

     - impair the holder's right to institute suit for the enforcement of any payment on or with respect to the debt security;

     - make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

     - modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

     - waive a continuing default or event of default regarding any payment on the debt securities; or

     - release the Guarantor, or any Subsidiary Guarantor, or modify the guarantee of the Guarantor or any Subsidiary Guarantor in any manner adverse to the holders.


     Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture:


     - to cure any ambiguity, omission, defect or inconsistency;

     - to provide for the assumption of our obligations under the indentures by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

     - to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

     - to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the senior indentures, the related guarantees;

     - to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

     - to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indentures;

     - to add events of default with respect to any debt securities; and

     - to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

     The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

     Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at our option, either of the following will occur:

     - we will be discharged from our or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees ("legal defeasance"); or

     - we will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

     If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities and, if applicable, guarantees of the payments will also survive.

     Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.


     No Personal Liability of General Partner. U.S. Propane, L.P., our general partner, and its directors, officers, employees, incorporators and partners, in such capacity, will not be liable for the obligations of Heritage Propane Partners, L.P., Heritage Operating, L.P. or any Subsidiary Guarantor under the debt securities, the indentures or the guarantees. By accepting a debt security, each holder of that debt security will have agreed to this provision and waived and released any such liability on the part of U.S. Propane, L.P. and its directors, officers, employees, incorporators and partners. This waiver and release are part of the consideration for our issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.


     Governing Law. New York law will govern the indentures and the debt securities.

     Trustee. We may appoint a separate trustee for any series of debt securities. We use the term "trustee" to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

     Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

     Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

     The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

     In the case of any redemption, we will not be required to register the transfer or exchange of:

     - any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice; or

     - any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

     Payment and Paying Agents. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

     Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

     If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

     Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

     Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

PROVISIONS APPLICABLE SOLELY TO THE HERITAGE PROPANE AND HERITAGE OPERATING SUBORDINATED INDENTURES

     Subordination. Debt securities of a series may be subordinated to our "Senior Indebtedness," which we define generally to include any obligation created or assumed by us (or, if the series is guaranteed, the Guarantor and any Subsidiary Guarantors) for the repayment of borrowed money, any purchase money obligation created or assumed by us, and any guarantee therefor, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities (or, if the series is guaranteed, the guarantee of the Guarantor or any Subsidiary Guarantor), or to other obligations which are pari passu with or subordinated to the debt securities (or, if the series is guaranteed, the guarantee of the Guarantor or any Subsidiary Guarantor). Subordinated debt securities will be subordinated in right of payment, to the extent and in the manner set forth in the subordinated indentures and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of the Guarantor or any Subsidiary Guarantor that is designated as "Senior Indebtedness" with respect to the series.

     The holders of Senior Indebtedness of ours or, if applicable, the Guarantor or a Subsidiary Guarantor, will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium or interest with respect to the subordinated debt securities upon any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors' assets, to creditors:

     - upon a liquidation or dissolution of us or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors; or

     - in a bankruptcy, receivership or similar proceeding relating to us or, if applicable to any series of outstanding debt securities, to the Subsidiary Guarantors.

     Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive units representing limited partner interests and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

     If we do not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

     - make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

     - make any deposit for the purpose of defeasance of the subordinated debt securities; or

     - repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, unless, in either case,

     - the default has been cured or waived and any declaration of acceleration has been rescinded;

     - the Senior Indebtedness has been paid in full in cash; or

     - we and the trustee receive written notice approving the payment from the representatives of each issue of "Designated Senior Indebtedness."

     Generally, "Designated Senior Indebtedness" will include:

     - any specified issue of Senior Indebtedness of at least $100 million; and

     - any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

     During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period called the "Payment Blockage Period." A Payment Blockage Period will commence on the receipt by us and the trustee of written notice of the default, called a "Blockage Notice," from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

     The Payment Blockage Period may be terminated before its expiration:

     - by written notice from the person or persons who gave the Blockage
       Notice;

     - by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

     - if the default giving rise to the Payment Blockage Period is no longer continuing.

     Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

     Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

     After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

     As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

                              SELLING UNITHOLDERS

     In addition to covering our offering of securities, this prospectus covers the offering for resale of up to 6,415,762 common units by selling unitholders. The following table sets forth information relating to the selling unitholders' beneficial ownership of our common units as of the date of this prospectus.


                                                              NUMBER OF      NUMBER OF COMMON
                            NATURE OF ANY POSITION, OFFICE   COMMON UNITS   UNITS AVAILABLE FOR
NAME OF SELLING UNITHOLDER      OR OTHER RELATIONSHIP        OWNED(1)(2)         RESALE(1)
--------------------------  ------------------------------   ------------   -------------------
U.S. Propane, L.P.(3).....  General Partner                     180,028            180,028
Heritage Holdings,
  Inc.(4).................  Former General Partner            4,426,916          4,426,916
James E. Bertelsmeyer.....  Chairman of the Board of
                            Directors                         1,103,622          1,027,946
H. Michael Krimbill.......  Director, President and Chief
                            Executive Officer                   335,892            292,059
R.C. Mills................  Executive Vice President and
                            Chief Operating Officer             341,342            305,509
Bill W. Byrne.............  Director                             78,157             64,157
J. Charles Sawyer.........  Director                             68,657             64,157
Mark A. Darr..............  Vice President -- Southern
                            Operations                           27,880             18,330
Thomas H. Rose............  Vice President -- Northern
                            Operations                           37,455             18,330
Curtis L. Weishahn........  Vice President -- Western
                            Operations                           29,455             18,330


---------------


(1) As of September 19, 2003.



(2) This amount includes the amount of unregistered common units available for resale pursuant to this registration statement.



(3) AGL Propane Services, Inc., United Cities Propane Gas, Inc., TECO Propane Ventures, LLC and Piedmont Propane Company respectively own a 22.538%, 18.968%, 37.976% and 20.688% limited partner interest in U.S. Propane, L.P. U.S. Propane, L.L.C. is the general partner of U.S. Propane, L.P., with a 0.01% general partner interest. AGL Energy Corporation, United Cities Propane Gas, Inc., TECO Propane Ventures, LLC and Piedmont Propane Company respectively own 22.36%, 18.97%, 37.98% and 20.69% of the member interests of U.S. Propane, L.L.C.



(4) U.S. Propane, L.P. owns 100% of the common stock of Heritage Holdings, Inc., and may be deemed to beneficially own the common units owned by Heritage Holdings, Inc. U.S. Propane, L.L.C., as the general partner of U.S. Propane, L.P., may be deemed to beneficially own the common units owned by U.S. Propane, L.P. and Heritage Holdings, Inc.


     The applicable prospectus supplement will set forth, with respect to the selling unitholders:

     - the name of the selling unitholders in that offering;

     - the nature of the position, office or other material relationship which the selling unitholders will have had within the prior three years with us or any of our affiliates;

     - the number of common units owned by the selling unitholders prior to the offering;

     - the number of common units to be offered for the selling unitholders' account; and

     - the number and (if one percent or more) the percentage of common units to be owned by the selling unitholders after the completion of the offering.

     All expenses incurred with the registration of the common units owned by the selling unitholders, excluding any separate legal fees and expenses of the selling unitholders, will be borne by us.

                          MATERIAL TAX CONSIDERATIONS

     This section is a summary of the material tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Baker Botts L.L.P., special counsel to our general partner and us, insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters. This section is based upon current provisions of the Internal Revenue Code, existing and proposed regulations and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us" or "we" are references to Heritage Propane Partners, L.P. and Heritage Operating, L.P.

     No attempt has been made in this section to comment on all federal income tax matters affecting us or the unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds. Accordingly, we recommend that you consult, and depend on, your own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to you of an investment in, or the disposition of, our securities.

     All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of counsel, and some are based on the accuracy of the representations we make.

     No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective unitholders. An opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made here may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which common units trade. In addition, the costs of any contest with the IRS will be borne directly or indirectly by the unitholders and the general partner. Furthermore, the tax treatment of us or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

     For the reasons described below, counsel has not rendered an opinion with respect to the following specific federal income tax issues:

          (a) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read "-- Tax Consequences of Unit Ownership -- Treatment of Short Sales");

          (b) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury regulations (please read
     "-- Disposition of Common Units -- Allocations Between Transferors and Transferees"); and

          (c) whether our method for depreciating Section 743 adjustments is sustainable (please read "-- Tax Consequences of Unit Ownership -- Section 754 Election").

PARTNERSHIP STATUS

     A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his allocable share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions of cash by a partnership to a partner generally are not taxable unless the amount of cash distributed is in excess of the partner's adjusted basis in his partnership interest.

     No ruling has been or will be sought from the IRS and the IRS has made no determination as to the status of Heritage Propane Partners, L.P. as a partnership for federal income tax purposes or whether our operations generate "qualifying income" under Section 7704 of the Code, or any other matter affecting our prospective unitholders. Instead, we have relied on the opinion of Baker Botts L.L.P. that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below, Heritage Propane Partners, L.P. has been, is, and will continue to be, classified as a partnership for federal income tax purposes.

     In rendering its opinion, Baker Botts L.L.P. has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which counsel has relied are:

          (a) Neither we nor Heritage Operating, L.P. has elected or will elect to be treated as a corporation;

          (b) Heritage Propane Partners, L.P. and Heritage Operating, L.P. have been and will be operated in accordance with applicable partnership statutes, the applicable partnership agreement and in the manner described in this prospectus; and

          (c) For each taxable year, more than 90% of our gross income has been and will be income that our counsel has opined or will opine is "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code.

     Section 7704 of the Internal Revenue Code provides that publicly-traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly-traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the processing, transportation and marketing of crude oil, natural gas and products thereof, including the retail and wholesale marketing of propane, certain hedging activities and the transportation of propane and natural gas liquids. Other types of qualifying income include interest other than from a financial business, dividends, gains from the sale of real property and gains from the sale or other disposition of assets held for the production of income that otherwise constitutes qualifying income. We estimate that approximately seven percent of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and the general partner and a review of the applicable legal authorities, Baker Botts L.L.P. is of the opinion that at least 90% of our current gross income constitutes qualifying income.

     If we fail to meet the Qualifying Income Exception, other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable time after discovery, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

     If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our separate tax returns rather than being passed through to the unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as either taxable dividend income, to the extent of Heritage Propane Partners, L.P.'s current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder's tax basis in his common units, or taxable capital gain, after the unitholder's tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

     The remainder of this section is based on Baker Botts L.L.P.'s opinion that Heritage Propane Partners, L.P. and Heritage Operating, L.P. will be classified as partnerships for federal income tax purposes.

LIMITED PARTNER STATUS

     Unitholders who have become limited partners of Heritage Propane Partners, L.P. will be treated as partners of Heritage Propane Partners, L.P. for federal income tax purposes. Also:

          (a) assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners, and

          (b) unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units, will be treated as partners of Heritage Propane Partners, L.P. for federal income tax purposes. As there is no direct authority addressing assignees of common units who are entitled to execute and deliver transfer applications and become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, counsel's opinion does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

     A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read "-- Tax Consequences of Unit Ownership -- Treatment of Short Sales."

     Income, gain, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore be fully taxable as ordinary income. These holders should consult their own tax advisors with respect to their status as partners in Heritage Propane Partners, L.P. for federal income tax purposes.

TAX CONSEQUENCES OF UNIT OWNERSHIP

     Flow-through of Taxable Income. We will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his allocable share of our income, gains, losses and deductions without regard to whether corresponding cash distributions are received by him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year.

     Treatment of Distributions. Our distributions to a unitholder generally will not be taxable to the unitholder for federal income tax purposes to the extent of his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder's tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under "-- Disposition of Common Units" below. Any reduction in a unitholder's share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as "nonrecourse liabilities," will be treated as a distribution of cash to that unitholder. To the extent our distributions cause a unitholder's "at risk" amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years that are equal to the amount of that shortfall. Please read "-- Limitations on Deductibility of Losses."

     A decrease in a unitholder's percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if that distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture, and/or substantially appreciated "inventory items," both as defined in the Internal Revenue Code, and collectively, "Section 751 Assets."

     To that extent, he will be treated as having been distributed his proportionate share of the Section 751 Assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange generally will result in the unitholder's realization of ordinary income. That income will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder's tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

     Basis of Common Units. A unitholder's initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder's share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A limited partner will have no share of our debt which is recourse to the general partner, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read "-- Disposition of Common Units -- Recognition of Gain or Loss."

     Limitations on Deductibility of Losses. The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder or a corporate unitholder that is subject to the "at risk" rules (for example, if more than 50% of the value of the corporate unitholder's stock is owned directly or indirectly by five or fewer individuals or some tax-exempt organizations), to the amount for which the unitholder is considered to be "at risk" with respect to our activities, if that is less than his tax basis. A unitholder must recapture losses deducted in previous years to the extent that distributions cause his at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable to the extent that his tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a common unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the at risk or basis limitations is no longer utilizable.

     In general, a unitholder will be at risk to the extent of the tax basis of his common units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by any amount of money he borrows to acquire or hold his common units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder's at risk amount will increase or decrease as the tax basis of the unitholder's common units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

     The passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or investments in other publicly-traded partnerships, or salary or active business income. Passive losses that are not deductible because they exceed a unitholder's share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation.

     A unitholder's share of our net income may be offset by any suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly-traded partnerships.

     Limitations on Interest Deductions. The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." The IRS has indicated that net passive income from a publicly-traded partnership constitutes investment income for purposes of the limitations on the deductibility of investment interest. In addition, the unitholder's share of our portfolio income will be treated as investment income. Investment interest expense includes:

          (a) interest on indebtedness properly allocable to property held for investment;

          (b) our interest expense attributed to portfolio income; and

          (c) the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

     The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment.

     Entity-Level Collections. If we are required or elect under applicable law to pay any federal, state or local income tax on behalf of any unitholder or the general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the partner on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual partner in which event the partner would be required to file a claim in order to obtain a credit or refund.

     Allocation of Income, Gain, Loss and Deduction. In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among the general partner and the unitholders in accordance with their percentage interests in us. At any time that incentive distributions are made to the general partner, gross income will be allocated to the general partner to the extent of these distributions. If we have a net loss for the entire year, that loss will be allocated first to the general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to the general partner.

     Specified items of our income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of our assets at the time of an offering, referred to in this discussion as "Contributed Property." The effect of these allocations to a unitholder purchasing common units in our offering will be essentially the same as if the tax basis of our assets were equal to their fair market value at the time of the offering. In addition, items of recapture income will be allocated to the extent possible to the partner who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner to eliminate the negative balance as quickly as possible.

     An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner's "book" capital account, credited with the fair market value of Contributed Property, and "tax" capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the "Book-Tax Disparity," will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner's share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including his relative contributions to us, the interests of all the partners in profits and losses, the interest of all the partners in cash flow and other nonliquidating distributions and rights of all the partners to distributions of capital upon liquidation.

     Baker Botts L.L.P. is of the opinion that, with the exception of the issues described in "-- Tax Consequences of Unit Ownership -- Section 754 Election" and "-- Disposition of Common Units -- Allocations Between Transferors and Transferees," allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

     Treatment of Short Sales. A unitholder whose units are loaned to a "short seller" to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be a partner for those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

          (a) any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

          (b) any cash distributions received by the unitholder as to those units would be fully taxable; and

          (c) all of these distributions would appear to be ordinary income.

     Baker Botts L.L.P. has not rendered an opinion regarding the treatment of a unitholder where common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller should modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units. The IRS has announced that it is actively studying issues relating to the tax treatment of short sales of partnership interests. Please also read "-- Disposition of Common Units -- Recognition of Gain or Loss."

     Alternative Minimum Tax. Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders should consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.


     Tax Rates. In general, the highest effective United States federal income tax rate for individuals for 2003 is 35% and the maximum United States federal income tax rate for net capital gains recognized by an individual after May 6, 2003 is 15% if the asset disposed of was held for more than 12 months at the time of disposition.


     Section 754 Election. We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election will generally permit us to adjust a common unit purchaser's tax basis in our assets ("inside basis") under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election does not apply to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other partners. For purposes of this discussion, a partner's inside basis in our assets will be considered to have two components: (1) his share of our tax basis in our assets ("common basis") and (2) his Section 743(b) adjustment to that basis.

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

     Treasury regulations under Section 743 of the Internal Revenue Code require, if the remedial allocation method is adopted (which we have adopted), a portion of the Section 743(b) adjustment attributable to recovery property to be depreciated over the remaining cost recovery period for the Section 704(c) built-in gain. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code rather than cost recovery deductions under
Section 168 is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, the general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these Treasury regulations. Please read "-- Uniformity of Units."

     Although Baker Botts L.L.P. is unable to opine as to the validity of this approach because there is no clear authority on this issue, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of the property, or treat that portion as non-amortizable to the extent attributable to property the common basis of which is not amortizable. This method is consistent with the regulations under Section 743 but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read "-- Uniformity of Units."

     A Section 754 election is advantageous if the transferee's tax basis in his units is higher than the units' share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation and depletion deductions and his share of any gain on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in his units is lower than those units' share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election.

     The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

TAX TREATMENT OF OPERATIONS

     Accounting Method and Taxable Year. We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year.

     Tax Basis, Depreciation and Amortization. The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by the general partner, its affiliates and our other unitholders as of that time. Please read "-- Allocation of Income, Gain, Loss and Deduction."

     To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. We are not entitled to any amortization deductions with respect to any goodwill conveyed to us on formation. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

     If we dispose of depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a partner who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read "-- Tax Consequences of Unit Ownership -- Allocation of Income, Gain, Loss and Deduction" and "-- Disposition of Common Units -- Recognition of Gain or Loss."

     The costs incurred in selling our units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which we may amortize, and as syndication expenses, which we may not amortize. The underwriting discounts and commissions we incur will be treated as syndication expenses.

     Valuation and Tax Basis of Our Properties. The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

DISPOSITION OF COMMON UNITS

     Recognition of Gain or Loss. Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder's tax basis for the units sold. A unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property he receives plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

     Prior distributions from us in excess of cumulative net taxable income for a common unit that decreased a unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price received is less than his original cost.

     Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in units, on the sale or exchange of a unit held for more than one year will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held more than 12 months will generally be taxed at a maximum rate of 15%. A portion of this gain or loss, which will likely be substantial, however, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory items" we own. The term "unrealized receivables" includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Net capital loss may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gain in the case of corporations.

     The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method. Treasury regulations allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the regulations, may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions should consult his tax advisor as to the possible consequences of this ruling and application of the Treasury regulations.

     Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

          (a) a short sale;

          (b) an offsetting notional principal contract; or

          (c) a futures or forward contract with respect to the partnership interest or substantially identical property.

     Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

     Allocations Between Transferors and Transferees. In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the "Allocation Date"). However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

     The use of this method may not be permitted under existing Treasury regulations. Accordingly, Baker Botts L.L.P. is unable to opine on the validity of this method of allocating income and deductions between unitholders. If this method is not allowed under the Treasury regulations, or only applies to transfers of less than all of the unitholder's interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between unitholders to conform to a method permitted under future Treasury regulations.

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

     A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

     Notification Requirements. A purchaser of units from another unitholder is required to notify us in writing of that purchase within 30 days after the purchase. We are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker. Additionally, a transferor and a transferee of a unit will be required to furnish statements to the IRS, filed with their income tax returns for the taxable year in which the sale or exchange occurred, that describe the amount of the consideration received for the unit that is allocated to our goodwill or going concern value.

     Constructive Termination. We will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. A constructive termination results in the closing of our taxable year for all unitholders. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

UNIFORMITY OF UNITS

     Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read "-- Tax Consequences of Unit Ownership -- Section 754 Election."

     We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of that property, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6) which is not expected to directly apply to a material portion of our assets. Please read "-- Tax Consequences of Unit Ownership -- Section 754 Election." To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read "-- Disposition of Common Units -- Recognition of Gain or Loss."

TAX-EXEMPT ORGANIZATIONS AND OTHER INVESTORS

     Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations, other foreign persons and regulated investment companies raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them.

     Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder which is a tax-exempt organization will be unrelated business taxable income and will be taxable to them.

     A regulated investment company or "mutual fund" is required to derive 90% or more of its gross income from interest, dividends and gains from the sale of stocks or securities or foreign currency or specified related sources. It is not anticipated that any significant amount of our gross income will include that type of income.

     Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. And, under rules applicable to publicly traded partnerships, we will withhold tax, at the highest effective rate applicable to individuals, from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8 BEN or applicable substitute form in order to obtain credit for these withholding taxes.

     In addition, because a foreign corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation's "U.S. net equity," which are effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

     Under a ruling of the IRS, a foreign unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized on the sale or disposition of that unit to the extent that this gain is effectively connected with a United States trade or business of the foreign unitholder. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the sale or disposition of a unit if he has owned less than 5% in value of the units during the five-year period ending on the date of the disposition and if the units are regularly traded on an established securities market at the time of the sale or disposition.

ADMINISTRATIVE MATTERS

     Information Returns and Audit Procedures. We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine his share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, regulations or administrative interpretations of the IRS. Neither we nor counsel can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

     The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and possibly may result in an audit of his own return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

     Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. The partnership agreement names the general partner as our Tax Matters Partner.

     The Tax Matters Partner will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

     A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

     Nominee Reporting. Persons who hold an interest in us as a nominee for another person are required to furnish to us:

          (a) the name, address and taxpayer identification number of the beneficial owner and the nominee;

          (b) whether the beneficial owner is

             (i) a person that is not a United States person,

             (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or

             (iii) a tax-exempt entity;

          (c) the amount and description of units held, acquired or transferred for the beneficial owner; and

          (d) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

     Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

     Registration as a Tax Shelter. The Internal Revenue Code requires that "tax shelters" be registered with the Secretary of the Treasury. The temporary Treasury regulations interpreting the tax shelter registration provisions of the Internal Revenue Code are extremely broad. It is arguable that we are not subject to the registration requirement on the basis that we will not constitute a tax shelter. However, we have registered as a tax shelter with the Secretary of Treasury in the absence of assurance that we will not be subject to tax shelter registration and in light of the substantial penalties which might be imposed if registration is required and not undertaken.

              OUR TAX SHELTER REGISTRATION NUMBER IS 96234000014.

ISSUANCE OF THIS REGISTRATION NUMBER DOES NOT INDICATE THAT INVESTMENT IN US OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE IRS.

     A unitholder who sells or otherwise transfers a unit in a later transaction must furnish the registration number to the transferee. The penalty for failure of the transferor of a unit to furnish the registration number to the transferee is $100 for each failure. The unitholders must disclose our tax shelter registration number on Form 8271 to be attached to the tax return on which any deduction, loss or other benefit we generate is claimed or on which any of our income is included. A unitholder who fails to disclose the tax shelter registration number on his return, without reasonable cause for that failure, will be subject to a $250 penalty for each failure. Any penalties discussed are not deductible for federal income tax purposes.

     Accuracy-related Penalties. An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

     A substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

          (a) for which there is, or was, "substantial authority," or

          (b) as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.


     More stringent rules apply for purposes of reducing the amount of any understatement attributable to a "tax shelter," a term that in the context of the substantial understatement penalty does not appear to include us, even though we are a registered tax shelter. If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns to avoid liability for this penalty.


     A substantial valuation misstatement exists if the value of any property, or the adjusted basis of any property, claimed on a tax return is 200% or more of the amount determined to be the correct amount of the valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 400% or more than the correct valuation, the penalty imposed increases to 40%.

STATE, LOCAL AND OTHER TAX CONSIDERATIONS

     In addition to federal income taxes, you will be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. We currently do business or own property in 29 states, most of which impose income taxes. We may also own property or do business in other states or foreign jurisdictions in the future. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. You may not be required to file a return and pay taxes in some states because your income from that state falls below the filing and payment requirement. You will be required, however, to file state income tax returns and to pay state income taxes in many of the states in which we do business or own property, and you may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and also may not be available to offset income in subsequent taxable years. Some of the states may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the state, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld may be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read "-- Tax Consequences of Unit Ownership -- Entity-Level Collections." Based on current law and our estimate of our future operations, the general partner anticipates that any amounts required to be withheld will not be material.

     IT IS THE RESPONSIBILITY OF EACH UNITHOLDER TO INVESTIGATE THE LEGAL AND TAX CONSEQUENCES, UNDER THE LAWS OF PERTINENT STATES AND LOCALITIES, OF HIS INVESTMENT IN US. ACCORDINGLY, EACH PROSPECTIVE UNITHOLDER SHOULD CONSULT, AND MUST DEPEND UPON, HIS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THOSE MATTERS. FURTHER, IT IS THE RESPONSIBILITY OF EACH UNITHOLDER TO FILE ALL STATE AND LOCAL, AS WELL AS UNITED STATES FEDERAL TAX RETURNS, THAT MAY BE REQUIRED OF HIM. BAKER BOTTS L.L.P. HAS NOT RENDERED AN OPINION ON THE STATE OR LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN US.

TAX CONSEQUENCES OF OWNERSHIP OF DEBT SECURITIES

     A description of the material federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth on the prospectus supplement relating to the offering of debt securities.

                   INVESTMENT IN US BY EMPLOYEE BENEFIT PLANS

     An investment in us by an employee benefit plan is subject to certain additional considerations because the investments of such plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and restrictions imposed by Section 4975 of the Internal Revenue Code. As used herein, the term "employee benefit plan" includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to (a) whether such investment is prudent under
Section 404(a)(1)(B) of ERISA; (b) whether in making such investment, such plan will satisfy the diversification requirement of Section 404(a)(1)(C) of ERISA; and (c) whether such investment will result in recognition of unrelated business taxable income by such plan and, if so, the potential after-tax investment return. Please read "Tax Considerations -- Tax-Exempt Organizations and Other Investors." The person with investment discretion with respect to the assets of an employee benefit plan (a "fiduciary") should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for such plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code (which also applies to IRAs that are not considered part of an employee benefit plan) prohibit an employee benefit plan from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the plan.

     In addition to considering whether the purchase of limited partnership units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether such plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner also would be a fiduciary of such plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.

     The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets" under certain circumstances. Pursuant to these regulations, an entity's assets would not be considered to be "plan assets" if, among other things, (a) the equity interest acquired by employee benefit plans are publicly offered securities -- i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered pursuant to certain provisions of the federal securities laws, (b) the entity is an "Operating Partnership" -- i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries, or (c) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest (disregarding certain interests held by our general partner, its affiliates and certain other persons) is held by the employee benefit plans referred to above, IRAs and other employee benefit plans not subject to ERISA (such as governmental plans). Our assets should not be considered "plan assets" under these regulations because it is expected that the investment will satisfy the requirements in (a) and (b) above and may also satisfy the requirements in (c) above.

     Plan fiduciaries contemplating a purchase of limited partnership units should consult with their own counsel regarding the consequences under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered hereby directly to purchasers, through agents, through underwriters or through dealers.

     We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933. We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

     If we utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement to indemnification by us against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

     If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

     Common units and debt securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

DISTRIBUTION BY SELLING UNITHOLDERS

     Distribution of any common units to be offered by one or more of the selling unitholders may be effected from time to time in one or more transactions (which may involve block transactions) (1) on the New York Stock Exchange, (2) in the over-the-counter market, (3) in underwritten transactions,
(4) in transactions otherwise than on the New York Stock Exchange or in the over-the-counter market or (5) in a combination of any of these transactions. The transactions may be effected by the selling unitholders at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The selling unitholders may offer their shares through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling unitholders and/or the purchasers of the shares for whom they act as agent. The selling unitholders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities, or derivatives thereof, and may sell and deliver their common units in connection therewith. In addition, the selling unitholders may from time to time sell their common units in transactions permitted by Rule 144 under the Securities Act.

     As of the date of this prospectus, we have not engaged any underwriter, broker, dealer or agent in connection with the distribution of common units pursuant to this prospectus by the selling unitholders. To the extent required, the number of common units to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in the applicable prospectus supplement. The aggregate net proceeds to the selling unitholders from the sale of their common units offered hereby will be the sale price of those shares, less any commissions, if any, and other expenses of issuance and distribution not borne by us.

     The selling unitholders and any brokers, dealers, agents or underwriters that participate with the selling unitholders in the distribution of shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.


     We have agreed to bear the fees and expenses of the selling unitholders, excluding underwriting discounts and commissions and any legal expenses, in connection with the registration of the common units being offered hereby by them. We have also agreed to indemnify the selling unitholders against certain civil liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

     The validity of the securities offered in this prospectus will be passed upon for us by Baker Botts L.L.P., Houston, Texas and Doerner, Saunders, Daniel & Anderson, L.L.P., Tulsa, Oklahoma. Baker Botts L.L.P. will also render an opinion on the material federal income tax considerations regarding the securities. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

                                    EXPERTS

     The consolidated financial statements of Heritage Propane Partners, L.P. as of August 31, 2002 and 2001, and for the years then ended, the financial statements of Bi-State Propane as of August 31, 2002 and for the year then ended, and the consolidated balance sheet of U.S. Propane, L.P., the general partner of Heritage Propane Partners, L.P., as of August 31, 2002, incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part, have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving such reports.

     The combined financial statements of V-1 Oil Co. and V-1 Gas Co. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part, have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving such reports.

     The consolidated financial statements of Heritage Propane Partners, L.P. for the eight months ended August 31, 2000, the period ended August 9, 2000, and the year ended December 31, 1999, incorporated by reference in the accompanying prospectus and elsewhere in the registration statement of which the accompanying prospectus is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving such reports. Arthur Andersen LLP has not consented to the incorporation by reference of their reports in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their reports in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                      WHERE YOU CAN FIND MORE INFORMATION



     We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.



     In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC's public reference room. Our SEC filings are available on the SEC's web site at http://www.sec.gov. We also make available free of charge on our website, at http://www.heritagepropane.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Additionally, you can obtain information about us through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common units are listed.



     The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.



     We incorporate by reference in this prospectus the documents listed below:



     - our annual report on Form 10-K for the year ended August 31, 2002;



     - our quarterly reports on Form 10-Q for the quarters ended November 30, 2002, February 28, 2003 and May 31, 2003;



     - our current reports on Form 8-K filed December 11, 2002, January 6, 2003, May 12, 2003, May 14, 2003, May 20, 2003 and July 25, 2003;



     - our current report on Form 8-K/A filed March 18, 2003;



     - the description of our common units in our registration statement on Form 8-A (File No. 1-11727) filed pursuant to the Securities Exchange Act of 1934 on May 16, 1996; and



     - all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the registration statement.



     You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.heritagepropane.com, or by writing or calling us at the following address:



                        Heritage Propane Partners, L.P.


                       8801 South Yale Avenue, Suite 310


                             Tulsa, Oklahoma 74137


                        Attention: Michael L. Greenwood


                           Telephone: (918) 492-7272

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates:


Securities and Exchange Commission registration fee.........  $ 78,949
Legal fees and expenses.....................................  $175,000
Accounting fees and expenses................................  $ 50,000
Printing and engraving expenses.............................  $ 75,000
Trustee's fees..............................................  $ 15,000
Miscellaneous...............................................  $  6,051
                                                              --------
TOTAL.......................................................  $400,000
                                                              ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Heritage Propane Partners, L.P. and Heritage Operating, L.P.

     The partnership agreements of each of Heritage Propane Partners, L.P. and Heritage Operating, L.P. provide that each partnership, as applicable, will indemnify (i) its respective general partner, any departing partner (as defined therein), any person who is or was an affiliate of its respective general partner or any departing partner, (ii) any person who is or was a director, officer, employee, agent or trustee of the partnerships, (iii) any person who is or was an officer, director, employee, agent or trustee of its respective general partner or any departing partner or any affiliate of its respective general partner or any departing partner, or (iv) any person who is or was serving at the request of its respective general partner or any departing partner or any affiliate of its respective general partner or any departing partner as an officer, director, employee, partner, agent, fiduciary or trustee of another person (each, an "Indemnitee"), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint and several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as any of the foregoing; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of each partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of each of the partnerships, and the respective general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to each applicable partnership to enable it to effectuate, such indemnification. Each partnership is authorized to purchase (or to reimburse the general partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with each of the partnerships' activities, regardless of whether each of the partnerships would have the power to indemnify such person against such liabilities under the provisions described above.

     Heritage Service Corp.

     Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Heritage Service Corp.'s Certificate of Incorporation provides that, to the fullest extent of Delaware law, no Heritage Service Corp. director shall be liable to Heritage Service Corp. or Heritage Service Corp. stockholders for monetary damages for breach of fiduciary duty as a director.

     Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding:
(i) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or
(ii) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by Heritage Service Corp.'s Certificate of Incorporation or Bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

     Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

     The Bylaws of Heritage Service Corp. provide for the indemnification and advancement of expenses of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Heritage Service Corp. or is or was a director or officer of Heritage Service Corp. serving as an officer or director, employee or agent of any other enterprise at the request of Heritage Service Corp. Heritage Service Corp.'s bylaws provide for such indemnification and advancement of expenses if such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Heritage Service Corp. and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Heritage-Bi State, L.L.C.

     Under the Delaware Limited Liability Company Act, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     The Amended and Restated Agreement of Limited Liability Company of Heritage-Bi State, L.L.C. provides that a member shall not be liable to Heritage-Bi State, L.L.C. for any act or omission based upon errors of judgment in connection with the business or affairs of Heritage-Bi State, L.L.C. if such member's conduct does not constitute gross negligence or willful misconduct. Furthermore, the Amended and Restated Agreement of Limited Liability Company of Heritage-Bi State, L.L.C. provides that a member shall be indemnified by Heritage-Bi State, L.L.C., to the fullest extent permitted by law, from and against any and all losses, claims, damages and settlements arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the member is involved, as a party or otherwise, by reason of the management of the affairs of Heritage-Bi State, L.L.C. or the fact that such member is or was an agent of Heritage-Bi State, L.L.C., provided that no member shall be entitled to indemnification for such losses, claims, damages and settlements arising as a result of the gross negligence or willful misconduct of such member.

     Heritage Energy Resources, L.L.C.

     Under the Oklahoma Limited Liability Company Act, a limited liability company may (i) limit or eliminate the personal liability of a manager for monetary damages for breach of any duty under the Oklahoma Limited Liability Company Act or (ii) provide for indemnification of a manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because such manager is or was a manager of the limited liability company, except, in either case, for any breach of a manager's duty of loyalty or any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

     The Operating Agreement of Heritage Energy Resources, L.L.C. provides indemnification and eliminates liability for each manager or officer of Heritage Energy Resources, L.L.C. from any and all monetary damages, claims, demands and actions of every kind and nature whatsoever which may arise by reason of a manager's or officer's performance of his or her duties and responsibilities, except (i) for liabilities arising as a result of a breach of the manager's or officer's duty of loyalty to Heritage Energy Resources, L.L.C. or its members,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any transaction from which the manager or officer derived an improper personal benefit and (iv) with respect to indemnification, a breach of any provision of Heritage Energy Resources, L.L.C.'s Operating Agreement.

     Any underwriting agreement entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for indemnification of officers, directors, members or managers of the general partner, Heritage Service Corp., Heritage-Bi State, L.L.C. and Heritage Energy Resources, L.L.C., including liabilities under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. The following documents are filed as exhibits to this registration:


  EXHIBIT
   NUMBER                                    DESCRIPTION
  -------                                    -----------
   1.1*              Form of Underwriting Agreement.
   4.1               Amended and Restated Agreement of Limited Partnership of
                     Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1 to Heritage Propane Partners, L.P.'s
                     Registration Statement on Form S-1, filed on June 21, 1996).
   4.2               Amendment No. 1 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.1 to Heritage Propane Partners,
                     L.P.'s Current Report on Form 8-K dated August 23, 2000).
   4.3               Amendment No. 2 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.2 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2001).
   4.4               Amendment No. 3 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.3 to Heritage Propane Partners,
                     L.P.'s Quarterly Report on Form 10-Q for the quarter ended
                     May 31, 2002).
   4.5               Amendment No. 4 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.4 to Heritage Propane Partners,
                     L.P.'s Quarterly Report on Form 10-Q for the quarter ended
                     May 31, 2002).
   4.6               Amended and Restated Agreement of Limited Partnership of
                     Heritage Operating, L.P. (incorporated by reference to
                     Exhibit 3.2 to Heritage Propane Partners, L.P.'s
                     Registration Statement on Form S-1, filed on June 21, 1996).
   4.7               Amendment No. 1 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Operating, L.P. (incorporated by
                     reference to Exhibit 3.2.1 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2000).
   4.8               Amendment No. 2 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Operating, L.P. (incorporated by
                     reference to Exhibit 3.2.2 to Heritage Propane Partners,
                     L.P.'s Quarterly Report on Form 10-Q for the quarter ended
                     May 31, 2002).
   4.9**             Form of Senior Indenture of Heritage Propane Partners, L.P.
   4.10**            Form of Subordinated Indenture of Heritage Propane Partners,
                     L.P.
   4.11**            Form of Senior Indenture of Heritage Operating, L.P.
   4.12**            Form of Subordinated Indenture of Heritage Operating, L.P.
   5.1***            Opinion of Baker Botts L.L.P. as to the legality of the
                     securities registered hereby.
   5.2**             Opinion of Doerner, Saunders, Daniel & Anderson, L.L.P. as
                     to the legality of the securities registered hereby.
   8.1**             Opinion of Baker Botts L.L.P. as to tax matters.
  12.1**             Computation of ratio of earnings to fixed charges.
  23.1***            Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and
                     8.1).
  23.2**             Consent of Doerner, Saunders, Daniel & Anderson, L.L.P.
                     (included in Exhibit 5.2).
  23.3**             Consent of Grant Thornton LLP.
  24.1**             Power of Attorney.
  25.1*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Senior Indenture of Heritage Propane
                     Partners, L.P.
  25.2*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Subordinated Indenture of Heritage Propane
                     Partners, L.P.

  EXHIBIT
   NUMBER                                    DESCRIPTION
  -------                                    -----------
  25.3*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Senior Indenture of Heritage Operating, L.P.
  25.4*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Subordinated Indenture of Heritage Operating,
                     L.P.
  99.1               Balance sheet of U.S. Propane, L.P. (incorporated by
                     reference to Exhibit 99.1 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2002).

---------------

  * To be filed by a post-effective amendment to this registration statement or as an exhibit to a current report on Form 8-K.


 ** Previously filed.



*** Filed herewith.


     (b) Financial Statement Schedules

     No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

     (c) Reports, Opinions, and Appraisals

     The following reports, opinions, and appraisals are included herein: None.

ITEM 17.  UNDERTAKINGS

     I. Each of the undersigned registrants hereby undertakes:

          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     II. Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     III. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on September 19, 2003.


                                          HERITAGE PROPANE PARTNERS, L.P.
                                          By: U.S. PROPANE, L.P.
                                              its General Partner

                                          By: U.S. PROPANE, L.L.C.
                                              its General Partner

                                              By: /s/ MICHAEL L. GREENWOOD
                                               ---------------------------------
                                                  Name: Michael L. Greenwood
                                                  Title:   Vice President and
                                                           Chief Financial
                                                           Officer

                                          HERITAGE OPERATING, L.P.
                                          By: U.S. PROPANE, L.P.
                                              its General Partner

                                          By: U.S. PROPANE, L.L.C.
                                              its General Partner

                                              By: /s/ MICHAEL L. GREENWOOD
                                               ---------------------------------
                                                  Name: Michael L. Greenwood
                                                  Title:   Vice President and
                                                           Chief Financial
                                                           Officer

                                          HERITAGE SERVICE CORP.

                                          By:   /s/ MICHAEL L. GREENWOOD
                                            ------------------------------------
                                              Name: Michael L. Greenwood
                                              Title:   Vice President and Chief
                                                       Financial Officer

                                          HERITAGE-BI STATE, L.L.C.

                                          By:   /s/ MICHAEL L. GREENWOOD
                                            ------------------------------------
                                              Name: Michael L. Greenwood
                                              Title:   Vice President and Chief
                                                       Financial Officer

                                          HERITAGE ENERGY RESOURCES, L.L.C.

                                          By:   /s/ MICHAEL L. GREENWOOD
                                            ------------------------------------
                                              Name: Michael L. Greenwood
                                              Title:   Vice President and Chief
                                                       Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.



              SIGNATURE                              TITLE                       DATE
              ---------                              -----                       ----

       /s/ H. MICHAEL KRIMBILL           (i) President and Chief          September 19, 2003
--------------------------------------   Executive Officer (Principal
         H. Michael Krimbill             Executive Officer) of U.S.
                                         Propane, L.L.C., Heritage
                                         Service Corp., Heritage-Bi
                                         State, L.L.C. and Heritage
                                         Energy Resources, L.L.C., (ii)
                                         Director of U.S. Propane
                                         L.L.C. and Heritage Service
                                         Corp. and (iii) Manager of
                                         Heritage Energy Resources,
                                         L.L.C.


                  *                      Chairman of the Board and        September 19, 2003
--------------------------------------   Director of U.S. Propane,
        James E. Bertelsmeyer            L.L.C.


       /s/ MICHAEL L. GREENWOOD          (i) Vice President and Chief     September 19, 2003
--------------------------------------   Financial Officer (Principal
         Michael L. Greenwood            Financial and Accounting
                                         Officer) of U.S. Propane,
                                         L.L.C., Heritage Service
                                         Corp., Heritage-Bi State,
                                         L.L.C. and Heritage Energy
                                         Resources, L.L.C. and (ii)
                                         Manager of Heritage Energy
                                         Resources, L.L.C.


                  *                      Director of U.S. Propane,        September 19, 2003
--------------------------------------   L.L.C.
            Bill W. Byrne


                  *                      Director of U.S. Propane,        September 19, 2003
--------------------------------------   L.L.C.
          J. Charles Sawyer


                  *                      Director of U.S. Propane,        September 19, 2003
--------------------------------------   L.L.C.
          Stephen L. Cropper


                  *                      Director of U.S. Propane,        September 19, 2003
--------------------------------------   L.L.C.
           J. Patrick Reddy


                  *                      Director of U.S. Propane,        September 19, 2003
--------------------------------------   L.L.C.
          Royston K. Eustace


                  *                      Director of U.S. Propane,        September 19, 2003
--------------------------------------   L.L.C.
         William N. Cantrell


                  *                      Director of U.S. Propane,        September 19, 2003
--------------------------------------   L.L.C.
           Kevin M. O'Hara

              SIGNATURE                              TITLE                       DATE
              ---------                              -----                       ----


                  *                      Director of U.S. Propane,        September 19, 2003
--------------------------------------   L.L.C.
           Andrew W. Evans


                  *                      Director of U.S. Propane,        September 19, 2003
--------------------------------------   L.L.C.
          Richard T. O'Brien


 *By:      /s/ MICHAEL L. GREENWOOD
        ------------------------------
             Michael L. Greenwood
               Attorney-in-Fact


     U.S. Propane, L.L.C. is the general partner of U.S. Propane, L.P., the general partner of each of Heritage Propane Partners, L.P. and Heritage Operating, L.P. Heritage Propane Partners, L.P. and Heritage Operating, L.P. are the only members of Heritage-Bi State, L.L.C.

                               INDEX TO EXHIBITS


  EXHIBIT
   NUMBER                                    DESCRIPTION
  -------                                    -----------
   1.1*              Form of Underwriting Agreement.
   4.1               Amended and Restated Agreement of Limited Partnership of
                     Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1 to Heritage Propane Partners, L.P.'s
                     Registration Statement on Form S-1, filed on June 21, 1996).
   4.2               Amendment No. 1 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.1 to Heritage Propane Partners,
                     L.P.'s Current Report on Form 8-K dated August 23, 2000).
   4.3               Amendment No. 2 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.2 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2001).
   4.4               Amendment No. 3 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.3 to Heritage Propane Partners,
                     L.P.'s Quarterly Report on Form 10-Q for the quarter ended
                     May 31, 2002).
   4.5               Amendment No. 4 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Propane Partners, L.P. (incorporated by reference to Exhibit 3.1.4 to Heritage Propane Partners,
                     L.P.'s Quarterly Report on Form 10-Q for the quarter ended
                     May 31, 2002).
   4.6               Amended and Restated Agreement of Limited Partnership of
                     Heritage Operating, L.P. (incorporated by reference to
                     Exhibit 3.2 to Heritage Propane Partners, L.P.'s
                     Registration Statement on Form S-1, filed on June 21, 1996).
   4.7               Amendment No. 1 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Operating, L.P. (incorporated by
                     reference to Exhibit 3.2.1 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2000).
   4.8               Amendment No. 2 to Amended and Restated Agreement of Limited
                     Partnership of Heritage Operating, L.P. (incorporated by
                     reference to Exhibit 3.2.2 to Heritage Propane Partners,
                     L.P.'s Quarterly Report on Form 10-Q for the quarter ended
                     May 31, 2002).
   4.9**             Form of Senior Indenture of Heritage Propane Partners, L.P.
   4.10**            Form of Subordinated Indenture of Heritage Propane Partners,
                     L.P.
   4.11**            Form of Senior Indenture of Heritage Operating, L.P.
   4.12**            Form of Subordinated Indenture of Heritage Operating, L.P.
   5.1***            Opinion of Baker Botts L.L.P. as to the legality of the
                     securities registered hereby.
   5.2**             Opinion of Doerner, Saunders, Daniel & Anderson, L.L.P. as
                     to the legality of the securities registered hereby.
   8.1**             Opinion of Baker Botts L.L.P. as to tax matters.
  12.1**             Computation of ratio of earnings to fixed charges.
  23.1***            Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and
                     8.1).
  23.2**             Consent of Doerner, Saunders, Daniel & Anderson, L.L.P.
                     (included in Exhibit 5.2).
  23.3**             Consent of Grant Thornton LLP.
  24.1**             Power of Attorney.
  25.1*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Senior Indenture of Heritage Propane
                     Partners, L.P.

  EXHIBIT
   NUMBER                                    DESCRIPTION
  -------                                    -----------
  25.2*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Subordinated Indenture of Heritage Propane
                     Partners, L.P.
  25.3*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Senior Indenture of Heritage Operating, L.P.
  25.4*              Form T-1 Statement of Eligibility and Qualification
                     respecting the Subordinated Indenture of Heritage Operating,
                     L.P.
  99.1               Balance sheet of U.S. Propane, L.P. (incorporated by
                     reference to Exhibit 99.1 to Heritage Propane Partners,
                     L.P.'s Annual Report on Form 10-K for the year ended August
                     31, 2002).

---------------

  * To be filed by a post-effective amendment to this registration statement or as an exhibit to a current report on Form 8-K.


 ** Previously filed.



*** Filed herewith.